Exhibit 10.1

AGREEMENT WITH LANDLORD OF NEW OFFICE SPACE

AGREEMENT OF LEASE

EMPIRE STATE BUILDING COMPANY L.L.C., Landlord

and

HELIOS AND MATHESON INFORMATION TECHNOLOGY INC., Tenant

Premises:	Empire State Building – Room 7520
350 Fifth Avenue
New York, New York 10118

Date:	As of January 10, 2012

LEASE made as of this 10th day of January, 2012, between EMPIRE STATE BUILDING COMPANY L.L.C., a New York limited liability company, with an address at 350 Fifth Avenue, New York, New York 10118, hereinafter referred to as “Landlord” and HELIOS AND MATHESON INFORMATION TECHNOLOGY INC., a Delaware corporation with an address at 200 Park Avenue South, New York, New York 10003, hereinafter referred to as “Tenant”.

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those certain premises designated as Room 7520, on the 75th floor, more particularly depicted on Exhibit A (which is not necessarily to scale) annexed hereto and made part hereof (said premises are hereinafter referred to as the “demised premises” or the “premises”), in the building known as the Empire State Building, located at 350 Fifth Avenue, New York, New York 10118 (the “building” or “Building”), in the County, City and State of New York, for a term of years for a term of years, to commence on the Commencement Date (as hereinafter defined in Article 1A), and to expire on the last day of the third month of the sixth Lease Year (as hereinafter defined in Article 1C), unless such term shall sooner end as herein provided, both dates inclusive, upon the terms and conditions hereinafter provided. For all purposes under this lease, the rentable square foot area of the demised premises shall be deemed to be 3,020 rentable square feet irrespective of any disparity between (i) such figure and any actual measurement of such area, or (ii) the usable area thereof.

Landlord and Tenant covenant and agree:

1.           COMMENCEMENT DATE; PURPOSE; ETC.

A.           The term of this lease shall commence on the date (the “Commencement Date”) that this lease is executed and delivered by Landlord and Tenant, it being understood and agreed, however, that in no event shall the Commencement Date occur prior to January 15, 2012.

B.           Landlord shall, in accordance with the foregoing, fix the Commencement Date and notify Tenant of the date so fixed. When the Commencement Date has so been determined, the parties hereto shall, within thirty (30) days thereafter, at Landlord's request, execute a written agreement confirming such date as the Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date as fixed and determined by Landlord, as aforesaid.

C.           The term “Lease Year” when used in this lease shall mean the twelve (12) months commencing on the Commencement Date (or if the Commencement Date is not the first day of a month, the first day of the month following the month in which occurs the Commencement Date) and each subsequent period of twelve (12) months. The first Lease Year shall include the period, if any, from the Commencement Date to the end of the month in which the Commencement Date occurs.

D.           Tenant shall use and occupy the demised premises solely as general and executive offices relating for the conduct of Tenant's business, and for no other purpose, such covenant being of the essence of this lease. Notwithstanding anything contained herein to the contrary, a breach of such covenant shall be deemed a material and substantial default by Tenant under this lease, for which Landlord shall have all remedies available to it under this lease and under the law, including, without limitation, the right to enforce such covenant by injunctive or other appropriate equitable relief. Without limiting the generality of the foregoing, it is expressly understood that no portion of the demised premises shall be used as, by or for (a) retail operations of any retail or branch bank, trust company, savings bank, industrial bank, savings and loan association, credit union or personal loan association or other form of entity, or (b) a public stenographer or typist, (c) a barber shop, beauty shop or beauty parlor, (d) a telephone or telegraph agency, (e) a telephone, court reporting, stenographic or secretarial service, (f) a messenger service, (g) a travel or tourist agency, (h) an employment agency, (i) a restaurant or bar, (j) a commercial document reproduction or offset printing service, (k) a public vending machines operation, (l) a retail, wholesale or discount shop for sale of books, magazines, audio or video tapes, CD ROM, DVD ROM or other devices for the recording or transmitting of audio or visual signals, images, music or speech, electronic equipment and accessories or any other merchandise, (m) a retail service shop, (n) a labor union, (o) a school or classroom, (p) a governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, embassy or consular office of any country or other quasi-autonomous or sovereign organization, whether or not subject to the Foreign Sovereign Immunities Act of 1976, as from time to time amended, or any successor statute, (q) an advertising agency, (r) a firm whose principal business is real estate brokerage, (s) a company engaged in the business of renting office or desk space, (t) any person, organization, association, corporation, company, partnership entity or other agency immune from service or suit in the courts of the State of New York or the assets of which may be exempt from execution by Landlord in any action for damages, (u) a factory of any kind, (v) any use to which increase security costs or insurance premiums payable by Landlord may be attributed, (w) a payroll office or check cashing operation, (x) a clinic or (y) any illegal purpose. Tenant shall not affix any sign to any window or exterior surface of the demised premises nor install or place any sign within the demised premises that may be seen from the outside.

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E.           Neither the demised premises, nor the halls, corridors, stairways, elevators or any other portion of the building shall be used by Tenant or Tenant’s servants, employees, licensees, invitees or visitors in connection with the aforesaid permitted use or otherwise so as to cause any congestion of the public portions of the building or the sidewalks or roadways adjoining the building whether by trucking or by the congregating or loitering thereon of Tenant and/or the servants, employees, licensees, invitees or visitors of Tenant.

2.           RENT

Tenant agrees to pay as rent herein provided at the office of Landlord or such other place as Landlord may designate, payable in United States legal tender by good and sufficient check drawn on a bank having a branch in the Borough of Manhattan, City of New York, and without any notice (except as specifically set forth herein), set off or deduction whatsoever, each of the types of rent set forth in this Article 2.

Any sum other than fixed annual rent and use and occupancy charges following any holdover payable hereunder shall be deemed additional rent and due within ten (10) days after demand or, if Landlord is not obligated to make a demand therefor, on the first day of each month following notice of each amount due, unless otherwise specifically provided. Landlord shall have the same rights and remedies provided herein or by law with respect to Tenant’s non-payment of additional rent as it has with respect to Tenant’s non-payment of fixed annual rent. Tenant warrants that the obligation to pay rent hereunder, whether any such payment is timely made or not, is an integral part of Tenant’s business and made in the ordinary course thereof.

A.           Fixed Annual Rent: There is herein reserved to Landlord for the entire term of this lease fixed annual rent equal to the aggregate amount of the sums hereinafter set forth. Fixed annual rent shall be paid in advance as follows: commencing on the Commencement Date and on the first day of each month thereafter throughout the term of this lease, Tenant shall pay to Landlord, without notice, credit, counterclaim, deduction, set off or reduction (except as may be specifically set forth herein), monthly payments of fixed annual rent equal to one-twelfth (1/12th) of the following annual amount (except that the first monthly installment of fixed annual rent, in the amount of $13,086.67, is being paid upon the execution hereof):

from the Commencement Date through the last day of the third month of the sixth Lease Year: One Hundred Fifty-Seven Thousand Forty and 00/100 ($157,040.00) Dollars per annum ($13,086.67 per month).

Should the Commencement Date occur on any day other than the first day of a month, then the fixed annual rent for the unexpired portion of such month shall be adjusted and prorated on a per diem basis and any overpayment of the first month’s fixed annual rent shall be credited against the next month’s installment of fixed annual rent coming due.

Tenant shall receive a rent credit in the amount of Thirty-Nine Thousand Two Hundred Sixty and 00/100 ($29,260.00) Dollars, which rent credit shall be against the first three fixed annual rent payable hereunder, excepting the installment being paid upon execution hereof (i.e., the first monthly installment of fixed annual rent). If the term of this lease is terminated prior to its stated expiration date due to Tenant’s default beyond any applicable grace and/or notice period, then in addition to all other damages and remedies herein provided and provided by law for Landlord, Landlord shall be entitled to the return of the unamortized portion of such rent credit theretofore enjoyed by Tenant, which sum shall be deemed additional rent due and owing prior to such termination of the term hereof. Such unamortized portion shall be computed by multiplying the total rent credit enjoyed by Tenant hereunder by a fraction, the numerator of which is the total number of calendar months remaining in the term of this lease after such termination, and the denominator of which is the total number of calendar months in the term of this lease. The obligation of Tenant to pay such additional rent to Landlord shall survive the termination of the term of this lease. Anything in this paragraph to the contrary notwithstanding, Tenant shall continue to be responsible for paying all additional rent hereunder without any credit or setoff by reason of this paragraph.

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B.           Cost of Living Adjustment: The fixed annual rent reserved in this lease and payable hereunder (including, without limitation, rent payable under Article 2A and Article 3 hereof) shall be adjusted, as of the times and in the manner set forth in this paragraph B:

(i)          Definitions: For the purposes of this paragraph B, the following definitions shall apply:

(a)          The term “Base Year” shall mean the full calendar year 2012.

(b)          The term “Price Index” shall mean the “Consumer Price Index” published by the Bureau of Labor Statistics of the U.S. Department of Labor, All Items. New York, N.Y.—Northeastern, N.J., all urban consumers (presently denominated “CPI-U”), or a successor or substitute index appropriately adjusted.

(c)          The term “Price Index for the Base Year” shall mean the average of the monthly All Items Price Indexes for each of the twelve (12) months of the Base Year based upon 1982-84=100 for calculating the Price Index for the Base Year (subject to adjustment as provided in subparagraph (ii) below).

(ii)         Effective as of each January and July subsequent to the Base Year, there shall be made a cost of living adjustment of the sum of the fixed annual rental rate payable under Article 2A and any rider or exhibit hereto (which items of fixed annual rent shall collectively comprise the “fixed annual rent” for the purposes of computing the adjustment to fixed annual rent pursuant to this Article 2B ) in accordance with the provisions of paragraphs (a) and (b) below to reflect any increase in the Price Index as prescribed therein. The July adjustment shall be based on the percentage difference between the Price Index for the preceding month of June and the Price Index for the Base Year. The January adjustment shall be based on such percentage difference between the Price Index for the preceding month of December and the Price Index for the Base Year.

(a)          In the event the Price Index for June in any calendar year during the term of this lease reflects an increase over the Price Index for the Base Year, then the fixed annual rent herein provided to be paid as of the July 1st following such month of June shall be multiplied by the percentage difference between the Price Index for such month of June and the Price Index for the Base Year, and the resulting sum shall be added to such fixed annual rent, effective as of July 1st. Said adjusted fixed annual rent shall thereafter be payable hereunder, in equal monthly installments, until it is readjusted pursuant to the terms of this lease.

(b)          In the event the Price Index for December in any calendar year during the term of this lease reflects an increase over the Price Index for the Base Year, then the fixed annual rent herein provided to be paid as of the January 1st following such month of December shall be multiplied by the percentage difference between the Price Index for such month of December and the Price Index for the Base Year, and the resulting sum shall be added to such fixed annual rent effective as of such January 1st. Said adjusted fixed annual rent shall thereafter by payable hereunder, in equal monthly installments, until it is readjusted pursuant to the terms of this lease.

The following illustrates the intentions of the parties hereto as to the computation of the aforementioned cost of living adjustments in the annual rent payable hereunder:

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Assuming that said fixed annual rent is $10,000, that the Price Index for the Base Year was 102.0 and that the Price Index for the month of June in a calendar year following the Base Year was 105.0, then the percentage increase thus reflected, i.e., 2.941% (3.0/102.0) would be multiplied by $10,000, and said fixed annual rent would be increased by $294.10 effective as of July 1st of said calendar year.

(c)          Anything herein to the contrary notwithstanding, in the event that the Price Index ceases to use 1982-84=100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Price Index in effect at the date of this lease not been altered. In the event such Price Index (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Price Index shall be used.

(iii)        Landlord shall cause statements of the cost of living adjustments provided for in this Article 2B to be prepared in reasonable detail and delivered to Tenant.

(iv)        In no event shall the fixed annual rent originally provided to be paid under this lease (exclusive of the adjustments under this Article) be reduced by virtue of this Article.

C.           Tax Escalation. Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this paragraph C:

(i)          Definitions: For the purpose of this Article, the following definitions shall apply:

(a)          The term “applicable tax rate” shall mean the real estate tax rate for any fiscal tax year (or portion thereof) of the City of New York applicable to the building project for the purpose of computing real estate taxes.

(b)          The term “base year taxes” shall mean the real estate taxes payable with respect to the building project for the base tax year determined by applying the applicable tax rate to the base tax year assessment.

(c)          The term “base tax year” shall mean the average of the New York City real estate tax year commencing July 1, 2011 and ending June 30, 2012 and the New York City real estate tax year commencing July 1, 2012 and ending June 30, 2013 (i.e., “base tax year” representing an amount of taxes).

(d)          The term “base tax year assessment” means the average of the taxable assessed values (giving effect to any abatement, exemption or credit) of the building project for the New York City real estate tax year commencing July 1, 2011 and ending June 30, 2012 and the New York City real estate tax year commencing July 1, 2012 and ending June 30, 2013.

(e)          The term “building project” shall mean the aggregate of all of the tax lots on which the building all other improvements incidental thereto are constructed or installed and the building and all such improvements.

(f)          The term “comparative year” shall mean each tax year commencing on or after July 1, 2012 (or such other 12-month period commencing on or after July 1, 2012 adopted by the City of New York as its fiscal tax year).

(g)          The term “comparative year assessment” shall mean the actual assessed value (without regard or giving effect to any abatement, exemption or credit) of the building project for the relevant comparative year for which additional rent under this paragraph C is being calculated.

(h)          The term “comparative year taxes” shall mean the real estate taxes determined by applying the applicable tax rate to the comparative year assessment.

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(i)          The term “The Percentage” shall mean .1098 (.1098%) percent.

(j)          The term “real estate taxes” shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the building project, and any assessment by a business improvement district (“BID”), and, also, any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said building project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said building project, and all costs incurred by Landlord to contest any assessment of the building project or any tax, charge, or other imposition levied against it. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes (whether or not the enabling legislation states that such tax is in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes), then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of “real estate taxes” for the purposes hereof. As to special assessments which are payable over a period of time extending beyond the term of this lease, only a pro rata portion thereof covering the portion of the term of this lease unexpired at the time of the imposition of such assessment, shall be included in “real estate taxes.” If by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in real estate taxes, for each comparative year in which such installments may be paid, the installments of such assessment so becoming payable during such comparative year, together with interest payable during such comparative year in respect of any such installment.

(k)          The term “tax year” means any fiscal tax year of the City of New York.

(m)          Where more than one assessment is imposed by the City of New York for any tax year, whether denominated an “actual assessment” or “transitional assessment” or otherwise, then the phrases herein “assessed value” and “assessments” shall mean the actual assessed value (and not the transitional assessed value, taxable assessment or other assessment) designated by the City of New York for any comparative year and the taxable assessment for the base tax year.

(ii)         (a)          Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the comparative year taxes, and a statement of the real estate taxes payable during the base tax year. If the comparative year taxes exceed the base year taxes, additional rent for such comparative year, in an amount equal to The Percentage of the excess, shall be due from Tenant to Landlord, and such additional rent shall be payable by Tenant to Landlord in equal monthly installments each equal to one-twelfth (1/12th) of The Percentage of the excess of the relevant comparative year taxes over the base year taxes, each payable with the monthly installment of fixed annual rent. If such statement is tendered to Tenant after the commencement of any comparative year, Tenant shall, notwithstanding the terms of the preceding sentence, pay to Landlord within ten (10) days after such statement is tendered, a lump sum equal to the product resulting from multiplying The Percentage of such excess of the comparative year taxes over the base year taxes, by a fraction the numerator of which is the number of full and partial months elapsed from the commencement of the relevant comparative year and the denominator of which is 12. Thereafter, Tenant shall commence paying the monthly installments of such additional rent with the next installment of fixed annual rent next due and continue paying pursuant to the provisions of this subparagraph until a subsequent statement with respect thereto is rendered by Landlord. The benefit of any discount for any earlier payment or prepayment of real estate taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the real estate taxes payable for any comparative year.

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(b)          Should the base year taxes be reduced by final determination of legal proceedings, settlement or otherwise, then, the base year taxes shall be correspondingly revised, the additional rent theretofore paid or payable hereunder for all comparative years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as additional rent, within ten (10) days after being billed therefor, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations. Should the real estate taxes payable during the base tax year be increased by such final determination of legal proceedings, settlement or otherwise, then appropriate recomputation and adjustment also shall be made

(c)          As long as Tenant is a tenant and is not in default of any material obligation hereunder, if Tenant shall have made a payment of additional rent under this paragraph and Landlord shall, during the term hereof, receive a refund of any portion of the real estate taxes paid for any comparative year after the base tax year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall promptly after receiving the refund credit to Tenant The Percentage of the refund less The Percentage of expenses (including attorneys’ and appraisers’ fees) incurred by Landlord in connection with any such application or proceeding. If prior to the payment of taxes for any comparative year, Landlord shall have obtained a reduction of that comparative year’s assessed valuation of the building project, and therefore of said taxes, then the term “real estate taxes” for that comparative year shall be deemed to include the amount of Landlord’s expenses in obtaining such reduction in assessed valuation, including attorneys’ and appraisers’ fees.

(d)          The statement of the real estate taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the real estate taxes for the periods represented thereby, unless Tenant within thirty (30) days after they are furnished, time being of the essence, shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statement then, pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statement furnished by Landlord. Any such dispute shall be resolved by arbitration in accordance with Article 41 hereof.

D.           No Right to Apply Security: Tenant shall not have the right to apply any security deposited to assure Tenant’s faithful performance of Tenant’s obligation hereunder to the payment of any installment of fixed annual rent or additional rent.

E.           No Reduction in Fixed Annual Rent, Etc.: (i)          In no event shall the fixed annual rent under this lease be reduced by virtue of any decrease in the amount of any additional rent payment under this Article or any other provision of this lease.

(ii)         If Landlord receives from Tenant any payment less than the sum of the fixed annual rent and additional rent then due and owing pursuant to this lease, Tenant hereby waives its right, if any, to designate the items to which such payment shall be applied and agrees that Landlord in its sole discretion may apply such payment in whole or in part to any fixed annual rent, additional rent, any other charge payable hereunder or to any combination thereof then due and payable hereunder.

(iii)        Unless Landlord shall otherwise expressly agree in writing, acceptance of any portion of the fixed annual rent or additional rent from anyone other than Tenant shall not relieve Tenant of any of its other obligations under this lease, including the obligation to pay other fixed annual rent and additional rent, and Landlord shall have the right at any time, upon notice to Tenant, to require Tenant (rather than someone other than Tenant) to pay the fixed annual rent and additional rent payable hereunder directly to Landlord. Furthermore, such acceptance of fixed annual rent and additional rent shall not be deemed to constitute an assignment of this lease, a subletting of the demised premises, or Landlord’s consent to an assignment of this lease or a subletting or other occupancy of the demised premises by anyone other than Tenant, nor a waiver of any of Landlord’s rights or Tenant’s obligations under this lease.

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F.           Partial Comparative Year: If the Commencement Date shall occur during a comparative year commencing prior to the term hereof, then the additional rent due under any paragraph of this Article for the first comparative year (as defined in the relevant paragraph) shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the lease term will be in existence during such first comparative year. Upon the date of any expiration or termination of this lease (except termination because of Tenant’s default) whether the same be the date herein above set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for such comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this lease shall have been in existence during such comparative year. Landlord shall, as soon as reasonably practicable, compute the additional rent due from Tenant, as aforesaid, which computations shall either be based on that comparative year’s actual figures or be an estimate based upon the most recent statements theretofore prepared by Landlord and furnished to Tenant as may be required under any paragraph in this Article. If an estimate is used, then Landlord shall cause statements to be prepared on the basis of the comparative year’s actual figures promptly after they are available, and thereupon, Landlord and Tenant shall make appropriate adjustments of any estimated payments theretofore made.

G.           ICAP:

(i)          For the purposes of this Article 2G, the following definitions shall apply:

(a)          The term “DLS” shall mean the Division of Labor Services of the DOBS or any successor agency to or hereafter becoming responsible for all or any relevant function of DLS as such functions relate to ICAP.

(b)          The term “DOBS” shall mean the New York City Department of Business Services or any successor agency to or hereafter becoming responsible for all or any relevant function of DOBS as such functions relate to ICAP.

(c)          The term “DOF” shall mean the New York City Department of Finance or any successor agency to or hereafter becoming responsible for all or any relevant function of DOF as such functions relate to ICAP.

(d)          The term “DSBS” shall mean the New York City Department of Small Business Services or any successor agency to or hereafter becoming responsible for all or any relevant function of DSBS as such functions relate to ICAP.

(e)          The term “ICAP” shall mean Industrial and Commercial Abatement Program or any successor to alternate program to the Industrial and Commercial Abatement Program as constituted on the date of this lease.

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(ii)         Landlord hereby notifies Tenant that Landlord has availed or intends to avail itself of certain exemptions and/or abatements of real estate taxes under the ICAP in connection with certain renovations and improvements made or to be made to the building. Tenant agrees to comply with all rules and regulations of the ICAP including, but not limited to, the filing requirements of the DOF, the DSBS and the DOBS and its DLS and to cooperate with Landlord in Landlord’s compliance with the rules, regulations and requirements promulgated in connection with the ICAP by an of such departments or divisions or otherwise pursuant to law. In connection therewith, all of Tenant’s construction managers, contractors and subcontractors employed in connection with work performed by or on behalf of Tenant at the building shall be contractually required by Tenant to comply with DSBS and DOBS and DLS and any other requirements applicable to construction projects benefiting from the ICAP. Such compliance, as of the date hereof, includes the following: the submission and approval of a Construction Employment Report, attendance, as requested by Landlord, at a pre-construction conference with representatives of DSBS and adherence to the provisions of Article 22 of the ICAP Rules and Regulations, the provisions of the New York City Charter, the provisions of Sections 11-256 through 11-267 of the Administrative Code of the City of New York and the provisions of Executive order No. 50 (1980) and cooperation with Landlord with respect to Landlord’s application to obtain the ICAP exemption and/or abatements and the implementation of the ICAP through the period that the program shall be in effect. Furthermore, at Landlord’s request as may be necessary to comply with ICAP rules, Tenant shall (i) direct its architect or engineer to prepare a narrative description of the project with a construction budget to be submitted to Landlord, (ii) report annually to Landlord the number of workers permanently engaged in employment in the demised premises, the nature of each worker’s employment, and to the extent applicable, the New York City residency of each worker, (iii) provide access to the demised premises by employees and agents of the Department (as such term is defined in the ICAP rules and regulations) at all reasonable times on reasonable prior notice, (iv) enforce the contractual obligations of Tenant’s construction managers, contractors, and subcontractors to comply with the DSBS requirements and any other requirements applicable to the Industrial and Commercial Incentive Program (v) submit required ICAP documentation which shall include copies of blueprints, plans and building permits, (vi) furnish to Landlord (and cause its contractors and subcontractors to so furnish), simultaneously with the submission to any agency administering the ICAP, copies of all documents submitted by Tenant or required to be submitted by Tenant in connection with the ICAP (and cause its contractors and subcontractors to do the same) and (vii) submit to Landlord on completion of the work, an architect’s letter of completion, a summary by trade of the costs incurred completing such work, certified by a reputable, independent certified public accountant.

3.           ELECTRICITY

Landlord shall furnish electricity to the demised premises, on a “submetering” basis pursuant to the provisions of paragraph A of this Article; provided, however, that Landlord reserves the right to switch furnishing electricity to the demised premises from a “submetering” basis to a “rent inclusion” basis only if, for any reason beyond Landlord’s control, including action by governmental or other authority asserting jurisdiction over the matter, Landlord cannot make electricity available to the demised premises on a “submetering” basis. Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or redistribution of electricity, including but not limited to, services which facilitate the distribution of service.

A.           Submetering: (i) Definitions. For the purposes of this Paragraph A, the following terms shall have the meanings hereinafter set forth:

(a)          “Landlord’s Cost” for redistributed electricity means (1) the sum of Landlord’s Cost Rates for the relevant Utility Billing Period multiplied by (2) Tenant’s electricity consumption (i.e., energy and demand) based on the meter readings referred to below.

(b)          “Landlord’s Cost Rates” means the sum of Landlord’s Electricity Consumption Cost and Landlord’s Electricity Demand Cost.

(c)          “Landlord’s Electricity Consumption,” for any given Utility Billing Period means the number of kilowatt-hours of electricity consumed in and for the building (including common areas, tenantable areas and mechanical areas) during said Utility Billing Period, as indicated on the applicable utility bills.

(d)          “Landlord’s Electricity Consumption Cost,” (Landlord’s cost per KWHR) for any given Utility Billing Period means the amount arrived at by dividing (x) Landlord’s KWHR cost, as indicated on the applicable utility bills (inclusive of any taxes, including any taxes included in the computation of said utility bills) for Landlord’s Electricity Consumption for said Utility Billing Period, inclusive of any fuel adjustments or rate adjustments contained in said utility bill allocable to Landlord’s Electricity Consumption, by (y) Landlord’s Electricity Consumption (KWHR) as indicated on said bills.

(e)          “Landlord’s Electricity Demand,” for any given Utility Billing Period means the number of kilowatts of electricity demanded in and for the building (including, without limitation, common areas, tenantable areas and mechanical areas) during said Utility Billing Period, as indicated on the applicable utility bill.

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(f)          “Landlord’s Electricity Demand Cost” (Landlord’s Cost per KW) for any given Utility Billing Period means the amount arrived at by dividing (x) Landlord’s KW cost, as indicated on the applicable utility bill (inclusive of any taxes, including any taxes included in the computation of said utility bill) for Landlord’s Electricity Demand for said Utility Billing Period, inclusive of any rate adjustments contained in said utility bill allocable to Landlord’s Electricity Demand (provided that same have not been included in the computation of Landlord’s Electricity Consumption Cost), by (y) Landlord’s Electricity Demand (KW) as indicated on said bill.

(g)          “Utility Billing Period” means the respective period of electricity consumption and demand for which Landlord is charged on each successive bill from the utility company furnishing electricity to the Building.

(ii)         Provision of Electricity.     If and so long as Landlord provides electricity to the demised premises (with Landlord providing an average connected load of 4½ watts of electricity for all purposes per usable square foot, which shall be the maximum electric service Landlord shall be obligated to redistribute to the demised premises) on a submetering useable basis, Tenant covenants and agrees to purchase the same from Landlord or Landlord’s designated agent at Landlord’s Cost plus ten (10%) percent thereof. Where more than one meter measures the service of Tenant in the building, the KWHR and KW recorded by each meter shall be added and the aggregate shall be billed as if measured by a single meter. Bills therefor shall be rendered at such times as Landlord may elect and the amount, as computed from a meter or meters and determined by Landlord’s electrical consultant in accordance with this Article, shall be deemed to be, and be paid as, additional rent. For purposes of determining Landlord’s Electricity Consumption Cost and Landlord’s Electricity Demand Cost, (x) each amount appearing on any utility bill for demand, energy, fuel or rate adjustments shall be taken into account (where it cannot be determined from the utility bill whether such amount relates to consumption or to demand, it shall be deemed to relate to demand) and (y) there shall be added to Landlord’s Cost a sum equal to Landlord’s fees paid to the electrical consultant and Landlord’s overhead, in connection with billing and computing electricity charges for this Tenant. If any submeter shall measure Tenant’s consumption of electricity in conjunction with that of any other Tenant, the cost of all such electricity consumption shall be allocated among Tenant and all other tenants whose electricity consumption is being measured by such submeter based upon the ratio of rentable square feet (as measured using the same methodology as used to calculate the rentable square feet in the demised premises for the purpose of this lease) in each of the demised premises and those portions of such other tenants’ premises served by such submeter bears to the whole number of rentable square feet served by such submeter.

B.           Rent Inclusion:   (i) If and so long as Landlord provides electricity to the demised premises on a rent inclusion basis, paragraph A shall not apply and Tenant agrees that the fixed annual rent shall be increased by the amount of the Electricity Rent Inclusion Factor (“ERIF”), as hereinafter defined, determined from time to time and as hereinafter provided. Tenant acknowledges and agrees (a) that the fixed annual rent herein above set forth in Article 2 of this lease does not yet, but is to include initially an ERIF of Three and 45/100 ($3.45) Dollars per rentable square foot per annum to compensate Landlord for electrical wiring and other installations necessary for, and for its obtaining and making available to Tenant the redistribution of electric current as an additional service; and (b) that said ERIF, which shall be subject to periodic adjustments as hereinafter provided, has been partially based upon an estimate of Tenant’s connected electrical load, which shall be deemed to be the demand (KW), and hours of use thereof, which shall be deemed to be the energy (KWH), for ordinary lighting and light office equipment and the operation of typical small business machines, including copying machines, personal computers and peripheral equipment such as printers, telephone switching equipment and facsimile transmission machines (such lighting, machines and equipment are hereinafter called “Ordinary Equipment”) during ordinary business hours (“ordinary business hours” shall be deemed to mean forty-five (45) hours per week, 8:00 a.m. to 5:00 p.m., Mondays through Fridays, including holidays), with Landlord providing an average connected load of 4½ watts of electricity for all purposes per useable square foot (which shall be the maximum electric service Landlord shall be obligated to redistribute to the demised premises). Any installation and use of equipment other than Ordinary Equipment and/or any connected load and/or any energy usage by Tenant in excess of the foregoing shall result in adjustment of the ERIF as hereinafter provided.

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(ii)         If the cost to Landlord of electricity shall have been, or shall be, increased subsequent to April 30 of the year in which this lease is dated (whether such change occurs prior to or during the term of this lease), (a) by change in Landlord’s electric rates or service classifications, or electricity charges, including changes in market prices, or (b) by any increase, subsequent to the last such electricity rate or service classification change in market prices, in fuel adjustments, or by charges of any kind, or (c) by taxes, imposed or which may be imposed on Landlord’s electricity purchases, or on Landlord’s electricity redistribution, or (d) by virtue of any other cause, then (x) the ERIF, which is a portion of the fixed annual rent, shall be changed in the same percentage as any such change in cost to Landlord due to changes in electric rates, service classifications, or market prices and, also, (y) Tenant’s payment obligation for electricity redistribution shall change from time to time so as to reflect any such increase in any of the items listed in (a) through (d) of this paragraph from the date of any such increase (which may be billed retroactively). Sales taxes collectible by Landlord under applicable law in connection with the sale or re-distribution of electricity to Tenant shall be paid by Tenant to Landlord as additional rent when billed. Any such percentage change in Landlord’s cost due to changes in electric rates, service classifications or market prices shall be computed by the application of the average consumption (energy and demand) of electricity for the entire building for the twelve (12) full months immediately prior to the rate and/or service classification and/or other change in cost, or any changed methods of or rules on billing for same, on a consistent basis to the new rate and/or service classification and/or cost and to the immediately prior existing rate and/or service classification and/or cost. If the average consumption of electricity for the entire building for said prior twelve (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire building for the first three (3) months after such change, projected to a full twelve (12) months, so as to reflect the different seasons; and that same consumption, so projected, shall be applied to the rate and/or service classification and/or cost which existed immediately prior to the change. The parties agree that a reputable, independent electrical consultant, selected by Landlord (hereinafter referred to as “Landlord’s electrical consultant”), shall determine the percentage change for the changes in the ERIF as herein provided, and that Landlord’s electrical consultant may from time to time make surveys in the demised premises of the electrical equipment and fixtures and the use of current. If any such survey shall reflect a connected load in the demised premises in excess of 4½ watts of electricity for all purposes per useable square foot and/or energy usage in excess of ordinary business hours (each such excess is hereinafter called “excess electricity”) then the connected load and/or the hours of use portion(s) of the then existing ERIF shall each be increased by an amount which is equal to the product derived from multiplying the then existing ERIF by a fraction, the numerator of which is the excess electricity (i.e., excess connected load and/or excess usage) and the denominator of which is the connected load and/or the energy usage which was the basis for the computation of the then existing ERIF. Such fractions shall be determined by Landlord’s electrical consultant. The fixed annual rent shall then be appropriately adjusted, effective as of the date of any such change in connected load and/or usage, as disclosed by said survey. If such survey shall disclose installation and use of other than Ordinary Equipment, then effective as of the date of said survey, there shall be added to the ERIF portion of the fixed annual rent (computed and fixed as hereinbefore described) an additional amount equal to what would be paid by Tenant for such load and usage of electricity, with the connected electrical load deemed to be demand (KW) and the hours of use thereof deemed to be the energy (KWH), as hereinbefore provided, under the rates or charges in effect and payable by Landlord as of April 30 of the year in which this lease is dated (which additional amount shall be further increased by all electricity cost charges to Landlord, as herein above provided, from April 30 of the year in which this lease is dated through the date of billing).

(iii)        In no event, whether because of surveys or for any other reason, is the originally specified per rentable square foot ERIF portion of the fixed annual rent (however increased, as provided in this Article) in effect at any time to be reduced.

C.           General Conditions: (i) All determinations (including, without limitation, the methodology employed) by Landlord’s electrical consultant pursuant to paragraph B of this Article shall be binding and conclusive on Landlord and on Tenant from and after the delivery of a copy of each such relevant determination to Landlord and Tenant, unless, within fifteen (15) days after delivery thereof, time being of the essence, Tenant notifies Landlord that Tenant disputes such determination (including, without limitation, any disagreement over the methodology employed by Landlord’s electrical consultant) by hand delivery of a written notice of such dispute to the office of Landlord’s managing agent in the building. If Tenant so disputes any such determination it shall, within thirty (30) days after delivery of the notice of dispute to Landlord’s managing agent at its office in the building as provided in the preceding sentence of this paragraph, at Tenant’s own expense, obtain from a reputable, independent electrical consultant Tenant’s own determinations in accordance with the provisions of this Article and shall deliver a copy of the determination (showing all calculations and data, and describing all assumptions and criteria used to make the determination) made by Tenant’s consultant to Landlord by hand delivery of a written notice of such dispute to the office of Landlord’s managing agent in the building. Tenant’s consultant and Landlord’s electrical consultant then shall seek to agree on the disputed items set forth in Tenant’s notice to Landlord and remaining in dispute following delivery of determinations of Tenant’s consultant to Landlord’s managing agent. If they cannot agree within thirty (30) days after the delivery of Tenant’s determination as provided above to Landlord, they shall choose a third reputable electrical consultant, whose cost shall be shared equally by the parties, to make similar determinations that shall be controlling. (If they cannot agree on such third consultant within ten (10) days, then either party may apply to the Supreme Court in the County of New York for such appointment.) TENANT AGREES IF TENANT SHALL FAIL TO DISPUTE ANY DETERMINATION BY LANDLORD’S ELECTRICAL CONSULTANT, ANY CALCULATION, OR THE METHODOLOGY EMPLOYED BY LANDLORD’S ELECTRICAL CONSULTANT TO MAKE ANY CALCULATION WITHIN THE AFORESAID FIFTEEN (15) DAY PERIOD OR FAILS TO COMPLY WITH ANY OTHER TIME PERIOD SET FORTH IN THIS ARTICLE 3C (E.G. THE THIRTY (30) DAY PERIOD TO DELIVER TENANT’S OWN DETERMINATION AS AFORESAID), TIME BEING OF THE ESSENCE, TENANT SHALL HAVE WAIVED THE RIGHT TO DISPUTE THE RELEVANT DETERMINATION, CALCULATION, OR THE METHODOLOGY OF LANDLORD’S ELECTRICAL CONSULTANT.

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(ii)         Pending such controlling determinations pursuant to Paragraph C(i) of this Article or a final determination of any other bill or charge rendered under this Article 3, as a condition to Tenant’s right to dispute any such determination, bill or charge, Tenant shall pay to Landlord the amount of additional rent or ERIF in accordance with the determinations made by Landlord’s electrical consultant or pursuant to any other bill from Landlord until any such dispute has been finally determined. If the controlling determinations differ from those of Landlord’s electrical consultant or such bill or charge, then the parties shall promptly make adjustment for any deficiency owed by Tenant or overage paid by Tenant.

(iii)        At the option of Tenant, Tenant may purchase from Landlord or its agents all lamps and bulbs used in the demised premises, in which case Tenant shall also pay for the cost of installation thereof. Tenant shall also pay as additional rent hereunder all sums incurred by Landlord to repair, maintain or replace any meter or sub-meter serving the demised premises to the extent necessitated by Tenant’s negligence or willful misconduct. If all or part of the submetering additional rent or the ERIF payable in accordance with this Article becomes uncollectable or reduced or refunded by virtue of any law, order or regulation, the parties agree that, at Landlord’s option, in lieu of submetering additional rent or ERIF, and in consideration of Tenant’s use of the building’s electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultants’ fees and other redistribution costs, the fixed annual rental rate(s) to be paid under this lease shall be increased by an “alternative charge” which shall be a sum equal to $3.45 per rentable square foot of the demised premises per year, changed in the same percentage as any increases in the cost to Landlord for electricity for the entire building subsequent to April 30 of the year in which this lease is dated because of electric rate or service classification or market price changes, as hereinabove provided. Notwithstanding anything herein set forth to the contrary, additional rent under this Article shall commence on the date that Landlord renders possession of the demised premises to Tenant. If Tenant is to be billed on a “rent inclusion” basis, and Tenant has not commenced business in the demised premises, or is performing its work for its initial installation, or if Tenant is to be billed on a submeter basis and any required submeter or submeters to measure Tenant’s KW and KWH has/have not been installed and/or are not yet functioning, then Tenant shall pay, for the distribution of electric power and use of Landlord’s facilities to provide electrical power to the demised premises, a charge equal to the amount that results from (a) multiplying $3.45 by the number of rentable square feet within the demised premises, (b) dividing the result of (a) by 360, and then (c) multiplying the result of (b) by the number of days until Tenant commences occupancy in the demised premises for its business or the appropriate submeter(s) are installed and are functioning. The charge referred to in the preceding sentence shall be subject to increase based on the same formula as would be applied to ERIF billing subsequent to April 30 of the year in which this lease is executed as if said $3.45 were the initial ERIF hereunder.

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(iv)        Landlord shall not be liable to Tenant for any loss or damage or expense that Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements, unless same is due to the negligence or willful misconduct of Landlord, its agents or employees. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or the risers or wiring installation. Tenant agrees not to connect any additional electrical equipment to the building electric distribution system which shall increase consumption or demand beyond the capacity and rating of the electrical system directly servicing the demised premises, without the Landlord’s prior written consent, which shall not be unreasonably withheld. Any riser or risers to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, there is adequate room for such installation and thereafter will be adequate space for Landlord’s future needs, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. In consideration of Landlord’s consent to the installation of such risers and other equipment, and the distribution to the demised premises of additional electrical power as requested by Tenant, Landlord shall be paid, as additional rent, a one-time “connection” or “tap-in” fee on a per-amp or per-KW basis (as determined by Landlord) in an amount comparable to fees then being charged by Landlord to other tenants of the building for similar consents, or, if there is no comparable fee at such time, in an amount determined by Landlord to be competitive to fees being charged by landlords of comparable buildings in Manhattan for similar purposes, but in no case less than One Thousand ($1,000.00) Dollars per amp. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates, or other methods of billing, electricity purchases and the redistribution thereof, and fluctuations in the market price of electricity, and that the references in the foregoing paragraphs to changes in methods of or rules on billing are intended to include any such changes. Anything herein above to the contrary notwithstanding, in no event is the submetering additional rent or ERIF, or any “alternative charge”, to be less than an amount equal to the total of Landlord’s payments to public utilities and/or others for the electricity consumed by Tenant (and any taxes on Landlord’s purchase of the same or on redistribution of same) plus twelve (12%) percent. Landlord reserves the right, only if for any reason beyond Landlord’s control, including action by governmental or other authority asserting jurisdiction over the matter, Landlord cannot make electricity available to the demised premises on a “submetering” basis, to change its furnishing of electricity to Tenant from a submetering basis to a rent inclusion basis, or vice versa upon thirty (30) days’ written notice to Tenant. Landlord reserves the right, only if for any reason beyond Landlord’s control, including action by governmental or other authority asserting jurisdiction over the matter, Landlord cannot make electricity available to the demised premises on a “submetering” basis, to terminate the furnishing of electricity on a rent inclusion, submetering, or any other basis at any time, upon thirty (30) days’ written notice to Tenant, in which event Tenant may make application directly to the public utility and/or other providers for Tenant’s entire separate supply of electric current and Landlord shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose and only to the extent of Tenant’s then authorized connected load. Any meters, risers or other equipment or connections necessary to furnish electricity on a submetering basis or to enable Tenant to obtain electric current directly from such utility shall be installed at Tenant’s sole cost and expense. Only rigid conduit or electricity metal tubing (EMT) will be allowed. Landlord, upon the expiration of the aforesaid thirty (30) days’ written notice to Tenant may discontinue furnishing the electric current but this lease shall otherwise remain in full force and effect. Notwithstanding anything herein set forth to the contrary, the ERIF in effect at any time shall for all purposes (including, without limitation, the computation of rent escalations under Paragraph B of Article 2 of this lease) be deemed to be a portion of fixed annual rent. If Tenant was provided electricity on a rent inclusion basis when it was so discontinued then, commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the fixed annual rent payable under this lease shall be reduced by the amount of the ERIF which was payable immediately prior to such discontinuance of electricity on a rent inclusion basis.

(v)         Landlord may, from time to time, following the expiration of the twelfth (12th) full month of the term of this lease (but not more frequently than three (3) times in any ninety (90) day period during any calendar year), cause Landlord’s electrical consultant to determine Tenant’s electrical requirements for the demised premises over the twelve (12) months immediately preceding each such determination. If Landlord’s electrical consultant shall determine that Tenant’s electrical requirements are less than the electrical capacity then available or which Landlord is responsible hereunder to provide to the demised premises, then Landlord may, in its sole discretion, at any time following the fifteenth (15th) day after giving Tenant notice (hereinafter referred to as the “Electric Recapture Notice”) of Landlord’s intent to do so, recapture any excess electrical capacity then so determined to exist, unless Tenant shall have objected to such recapture in the manner hereinafter provided within such fifteen (15) day period, time being of the essence. The Electric Recapture Notice shall be (a) given not later than six (6) months following the determination of such excess capacity and (b) accompanied by an explanation in reasonable detail of how the determination of such excess capacity was made. Any objection to such recapture of excess electrical capacity shall be in writing specifying in reasonable detail the reasons for such objection, including, without limitation, calculations of Tenant’s electrical requirements prepared by a licensed electrical engineer. Any such dispute shall be resolved pursuant to the dispute resolution provisions of subparagraph 3C(i) above. If it then shall be determined that excess capacity exists, such excess capacity may forthwith be recaptured by Landlord. Tenant acknowledges that the purpose of this paragraph (v) is to foster conservation electric consumption in the Building and to reserve electric capacity in the Building for future planning and leasing and that Landlord’s recapturing such excess capacity is a reasonable means to accomplish such goals.

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(vi)        Tenant acknowledges that amounts payable pursuant to this Article 3 are not intended merely to reimburse Landlord for Landlord’s actual costs.

D.           Alternative Service Providers: Notwithstanding anything herein set forth to the contrary, if permitted by law, Landlord may contract separately with one or more providers (each “Alternative Service Provider”) to provide one or more of the component services which together make up the entire package of electric service (e.g., transmission, generation, distribution and ancillary services) to the building. If Landlord elects to contract with another Alternative Service Provider, Tenant shall cooperate with Landlord and each such Alternative Service Provider to effect any change to the method or means of providing and distributing electricity service to the demised premises or any other portion of the building by reason of such change in the provision of electricity. Such cooperation shall include but not be limited to providing Landlord or any such Alternative Service Provider and any other person unimpeded access to the demised premises and to all wiring, conduit, lines, feeders, cable and risers, electricity panel boxes and any other component of the electrical distribution system within or adjacent to the demised premises. Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if such change shall interfere with Tenant’s business or either the quantity or character of electric service is changed, interrupted or is no longer available or suitable for Tenant’s requirements by reason of such change in the provision of electric service nor shall any such interference, change, interruption, unavailability or unsuitability constitute an actual or constructive eviction of Tenant, or cause the ERIF portion of the fixed annual rent (as increased as provided herein) in effect at any time to be reduced.

4.           ASSIGNMENT AND SUBLETTING

Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent Landlord may withhold for any or no reason whatsoever, except as may be hereinafter provided. The transfer of the beneficial or record ownership of (a) a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this lease or (b) a majority of the total equity or voting interests or right in any partnership tenant or subtenant or any other form of entity or organization, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, and the conversion of a tenant or subtenant entity to another form of entity, including, without limitation, a limited liability company or a limited liability partnership, or a transfer of control of any entity shall, in each case, be deemed an assignment of this lease or of such sublease. The merger or consolidation of a tenant or subtenant, whether a corporation, partnership, limited liability company or other form of entity or organization shall be deemed an assignment of this lease or of such sublease. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease. If any lien is filed against the demised premises or the building of which the same form a part for brokerage services claimed to have been performed for Tenant, whether or not actually performed, the same shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense, by filing the bond permitted by law, or otherwise, and paying any other necessary sums, and Tenant agrees to indemnify Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage services rendered. For the purposes of this Article, an “interest” shall mean an estate, license, easement, use, profit or other claim with respect to real property or a right to participate, directly or indirectly, through one or more intermediaries, nominees, trustees or agents, in the decision making process with respect to any of the profits, losses, dividends, distributions, income, gain, losses or capital of any entity or other organization. Neither the listing of a name other than that of Tenant, whether on the doors of the demised premises, the building directory or otherwise, nor the issuance of an ID badge or building pass shall vest any right or interest in this lease or the demised premises and shall not be deemed to be the consent of Landlord to any assignment or transfer of this lease, to any sublessee or licensee of the demised premises, or to any use or occupancy thereof by anyone not Tenant.

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B.           Anything herein above contained to the contrary notwithstanding, Landlord will not unreasonably withhold or delay its consent to an assignment of this lease, or sublease of all or part of the demised premises, to an Affiliate of Tenant (as hereinafter defined), provided the net worth of the transferee or subtenant, after such transaction, is equal to or greater than the greater of Tenant's net worth on the date hereof or immediately prior to such transaction; and provided, also, that any such transaction complies with the other provisions of this Article. Tenant shall provide Landlord with: (i) a fully executed copy of the proposed assignment or sublease agreement; (ii) banking, financial or other credit information relating to the Tenant and the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the net worth of Tenant worth on the date hereof or immediately prior to such transaction and the net worth of the assignee or subtenant immediately following such transaction; and (iii) information reasonably sufficient to establish the relationship between Tenant and the proposed assignee or subtenant. The term “Affiliate” when used herein shall mean an entity controlled by, controlling or under common control with Tenant; and the term control shall mean ownership of more than fifty percent (50%) of the equity and voting interest in an entity.

C.           Anything herein above contained to the contrary notwithstanding, Landlord will not unreasonably withhold or delay its consent to an assignment of this lease, or sublease of all or part of the demised premises, to any corporation (a) to which substantially all the assets of Tenant are transferred or (b) into which Tenant may be merged or consolidated, provided that the net worth, experience and reputation of such transferee or of the resulting or surviving corporation, as the case may be, is equal to or greater than the net worth, experience and reputation of Tenant and of any guarantor of this lease, immediately prior to such transfer, and provided, also, that any such transaction complies with the other provisions of this Article. with: (i) a fully executed copy of the proposed assignment or sublease agreement; (ii) banking, financial or other credit information relating to the Tenant and the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the net worth of Tenant worth on the date hereof or immediately prior to such transaction and the net worth of the assignee or subtenant immediately following such transaction; and (iii) information reasonably sufficient to establish the relationship between Tenant and the proposed assignee or subtenant.

5.           DEFAULT

A.           Landlord may terminate this lease on at least three (3) days’ prior written notice to Tenant: (a) if fixed annual rent or additional rent or any other payment due hereunder is not paid within ten (10) days when due or if Landlord shall receive rent after the date when first due three (3) times within any twelve-month period (which shall be deemed to be a persistent default or behavior); (b) if any guarantor hereunder (if any) defaults under any guarantee of this lease; or (c) unless otherwise provided elsewhere in this lease, if Tenant shall have failed to cure a default in the performance of any covenant of this lease (except the payment of rent), or any rule or regulation hereinafter set forth, within twenty (20) days after written notice thereof from Landlord, or if such default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said twenty (20) days, or shall not complete the curing of such default with due diligence; or (c) irrespective of that Tenant’s interest in this lease may have been assigned (with or without Landlord’s consent [if permitted herein or by law]) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (d) if a receiver or trustee is appointed for any portion of Tenant’s property and such appointment is not vacated within twenty (20) days; or (e) if an execution or attachment shall be issued under which the demised premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant; or (f) if the demised premises become and remain vacant or deserted for a period over ten (10) days; or (g) if Tenant shall default beyond any grace period under any other lease, license or occupancy agreement between Tenant and Landlord; or (h) if Tenant shall fail to move into or take possession of the demised premises within fifteen (15) days after commencement of the term of this lease; or (i) if Tenant shall have made a material misrepresentation herein. Notwithstanding anything herein to the contrary set forth, Tenant shall not commit waste or cause any damage to any portion of the building irrespective of whether within or without the demised premises. The willful infliction of damage on any property or the interference with the quiet enjoyment by any other occupant of the building shall be deemed to be a conditional limitation of the term of this lease. Tenant shall not create any nuisance or other disturbance within the building.

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B.           The termination of this lease (which shall include, without limitation, any rights of renewal or extension thereof) shall be effective on the third (3rd) day following the notice first referred to in the preceding paragraph without the need for any further act and thereupon this lease shall terminate as completely as if that were the date originally fixed for the expiration of the term of this lease; but Tenant shall remain liable as hereinafter provided, and Landlord may institute summary or other proceedings to repossess the demised premises or re-enter and take possession of the demised premises by the exercise of self-help (which Tenant hereby expressly consents to) or any other means permitted by law. TENANT HEREBY EXPRESSLY WAIVES THE BENEFITS OF ANY LAW, STATUTE OR OTHER LEGAL AUTHORITY REQUIRING A PERIOD OF TIME (SUCH AS 5 DAYS) TO BE ADDED TO THE TIME REQURED HEREIN TO BE GIVEN FOR NOTICES. The terms “re-enter” and “re-entry”, as used in this lease, are not restricted to their technical legal meanings, and include, without limiting the foregoing, self-help by Landlord, which self-help is expressly permitted hereby.

C.           Landlord hereby authorizes its then current managing agent of the building at any time to act on Landlord’s behalf to make demands on and give notices to Tenant hereunder, including without limitation (i) demands for payment of rent or additional rent, performance of any obligation, or cure of any default, (ii) notices of default or termination, and (iii) all other notices that may be required by law or this lease in connection with or as a predicate to any action or proceeding for rent and/or possession of the demised premises. Tenant acknowledges and agrees that such managing agent is authorized to give such notices and shall not (and hereby waives the right to) contest such authorization or raise any defense to any action or proceeding predicated on any allegation of lack of such authorization.

D.           Tenant acknowledges and agrees that all notices of default and demands for the payment of rent or performance of any other obligation shall be sent or delivered to the demised premises and notwithstanding that Tenant may have another office or place of business (of which Landlord may have actual knowledge) or may have vacated the demised premises, delivery of any such notice or demand or delivery of service of process to the demised premises shall be sufficient for all purposes (including, without limitation, obtaining jurisdiction over [and entry of judgment against] Tenant in any action or proceeding).

6.           RE-LETTING; ETC.

A.           Tenant hereby expressly waives any right of redemption granted by any present or future law. In the event of a breach or threatened breach of any of the covenants or provisions hereof Landlord shall have the right of injunction. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy. Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, if Landlord’s re-entry is the result of Tenant’s bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

B.           (i)          In case of any re-entry, dispossess by summary proceedings or termination of the term hereof due to Tenant’s default, (x) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or termination; (y) Landlord may re-let the demised premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or occupancy free of rent for any period; and (z) Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to perform any obligation, at Landlord’s election, either of the amounts provided for in item (1) or item (2) below and, in addition thereto, the amounts provided for in item (3) below. Landlord shall have no obligation to re-let the demised premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant’s liability hereunder. Notwithstanding anything contained herein to the contrary, Landlord will seek to re-let the demised premises, provided that there is no other comparable space in the building that is then available for leasing by Landlord. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceed the sums payable to Tenant hereunder or which covers a period after the original term of this lease. Said items (1), (2) and (3) are as follows:

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(1)         A sum which, at the time of such re-entry, dispossess or termination, as the case may be, represents the then value (using a discount rate equal to the yield on United States Treasury obligations selected by Landlord maturing closest to the date set forth herein as the then established expiration date of the term of this lease) of the amount by which (x) the aggregate of the fixed annual rent and any regularly payable additional rent hereunder that would have been payable by Tenant for the period commencing with such re-entry, dispossess or termination, as the case may be, and ending on the date then established herein for the expiration of the term of this lease exceeds (y) the aggregate rental value of the demised premises, as determined by Landlord, for the same period (which sum is sometimes hereinafter called “the lump sum payment”); or

(2)         Sums equal to any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected (i.e., the amount of rents collected hereunder less all of the costs referred to in item (3) below incurred by Landlord) on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. Such deficiency shall become due and payable monthly, as it is determined; and

(3)         A sum to be added to such lump sum payment or deficiency, as the case may be, equal to the expenses that Landlord incurs in connection with re-letting the demised premises and pursuing Landlord’s rights and remedies (whether or not any legal action is commenced) including, but not limited to, legal expenses, reasonable attorneys’ fees, court costs, brokerage commissions, advertising costs, the value of any rent-free period, the costs of all alterations and decorations deemed advisable by Landlord to market the demised premises following such re-entry or dispossess or in connection with leasing the demised premises to a new tenant, and costs to keep the demised premises in good order and/or for preparing the same for re-letting.

(ii)         For the purposes of determining the lump sum payment, estimates of (a) prospective rents, (b) leasing brokerage commissions, (c) allowances and other concessions offered to tenants, (d) contributions to tenant improvements, (so-called free rent periods, (e) periods the demised premises may remain vacant before being re-let (f) and other customary leasing costs may be used as factors for determining the rental value of the demised premises. Any such valuation made by Landlord based upon a valuation made by any of the ten (10) largest (as measured by gross leasable square feet for which leasing commissions were earned during the most recent calendar year preceding the date of Tenant’s default) brokerage/leasing companies in the City of New York shall be conclusive and binding upon Tenant and not subject to review by any court or arbitration panel.

C.           If Landlord re-enters the demised premises for any cause, or if Tenant abandons or vacates the demised premises, any property left in the demised premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant. If Tenant shall at any time default hereunder, and if Landlord shall institute an action or summary proceeding against Tenant based upon such default, then Tenant will reimburse Landlord for the legal expenses and fees thereby incurred by Landlord.

D.           IF TENANT SHALL AT ANY TIME DEFAULT IN THE PERFORMANCE OF ANY MONETARY OR NON-MONETARY OBLIGATION UNDER THIS LEASE AND LANDLORD SHALL (A) INSTITUTE ANY ACTION, SUMMARY PROCEEDING OR ARBITRATION OR (B) MAKE ANY CLAIM IN ANY BANKRUPTCY PROCEEDING INSTITUTED BY TENANT OR BY ANY THIRD PARTY AGAINST, TENANT, THEN TENANT SHALL REIMBURSE LANDLORD (IF LANDLORD IS THE PREVAILING PARTY) FOR THE LEGAL FEES AND OTHER EXPENSES THEREBY INCURRED BY LANDLORD. FURTHERMORE, IF IN ANY ACTION, PROCEEDING, BANKRUPTCY PROCEEDING OR ARBITRATION INSTITUTED BY LANDLORD, TENANT OR ANY OTHER PARTY, LANDLORD SHALL BE COMPELLED TO OR SHALL DEEM IT NECESSARY TO ENFORCE ANY PROVISION HEREOF, IMPLEAD ANY PARTY OR DEFEND AGAINST ANY CLAIM MADE OR ACTION BROUGHT BY TENANT OR ANY OTHER PARTY SEEKING TO INVALIDATE, REJECT (INCLUDING, WITHOUT LIMITATION, THE REJECTION OF THIS LEASE UNDER THE BANKRUPTCY CODE OR ANY SUCCESSOR STATUTE THERETO) OR TO PREVENT THE ENFORCEMENT OF ANY PROVISION HEREOF, LANDLORD SHALL LIKEWISE BE ENTITLED TO AND TENANT SHALL REIMBURSE LANDLORD (IF LANDLORD IS THE PREVAILING PARTY) FOR THE LEGAL FEES AND OTHER EXPENSES INCURRED BY LANDLORD IN CONNECTION WITH OR ARISING OUT OF ANY SUCH ACTION, PROCEEDING, BANKRUPTCY PROCEEDING OR ARBITRATION.

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7.           LANDLORD MAY CURE DEFAULTS

If Tenant shall default in performing any covenant or condition of this lease, Landlord may perform the same for the account of Tenant, and if Landlord, in connection therewith, or in connection with any default by Tenant, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorneys’ fees and disbursements, such sums so paid or obligations incurred shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Landlord, together with interest at the average of all prime rates published from time to time in The Wall Street Journal (Eastern Edition) plus eight percent (8%), calculated from the date of each expenditure by Landlord, within five (5) days of rendition of any bill or statement therefor, and if Tenant’s lease term shall have expired at the time of the making of such expenditures or incurring such obligations, such sums shall be recoverable by Landlord as damages.

8.           ALTERATIONS

A.           Tenant shall make no decoration, alteration, addition or improvement (each hereinafter referred to as an “alteration”) in the demised premises, without the prior written consent of Landlord, and then only by contractors or mechanics and in such manner and with such materials as shall be approved by Landlord. All alterations to the demised premises, including, without limitation, window and central air conditioning equipment and duct work, if any, and fixtures, equipment and built-ins, except movable office furniture and equipment installed at the expense of Tenant, shall, unless Landlord elects otherwise in writing, become the property of Landlord, and shall be surrendered with the demised premises at the expiration or sooner termination of the term of this lease. Any such alterations, additions and improvements which Landlord shall designate, shall be removed by Tenant and any damage repaired, at Tenant’s expense prior to the expiration of the term of this lease.

B.           Anything in this Article to the contrary notwithstanding, Landlord shall not unreasonably withhold or delay approval of written requests of Tenant to make nonstructural interior alterations in the demised premises, provided that such alterations do not require the installation of floor support or affect utility services, plumbing and electrical lines or other systems of the building. All alterations shall be performed in accordance with the foregoing and the following conditions:

(i)          All alterations shall be performed in accordance with plans and specifications first submitted to Landlord for its prior written approval. No alteration or any work to be performed with respect thereto, may result in the reduction of any environmental rating which may now or hereafter exist for the building (i.e., LEED, Green Globes, Energy Star).

(ii)         All alterations shall be performed in a good and workmanlike manner. Tenant shall, prior to the commencement of any such alterations, at its sole cost and expense, obtain and exhibit to Landlord any and all governmental permits required in connection with such alterations.

(iii)        All alterations shall be performed in compliance with all other applicable provisions of this lease, all building regulations (including specifications for construction material and finishes criteria adopted by Landlord for the building) and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990, as amended, New York City Local Law No. 5/73 and New York City Local Law No. 58/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No. 76, all laws referred to in Article 15 hereof, and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos, which work, if required, shall be effected at Tenant’s sole cost and expense, by contractors and consultants approved by Landlord and in strict compliance with the aforesaid rules and regulations and with Landlord’s rules and regulations thereon. Notwithstanding anything to the contrary herein contained, Tenant agrees not to perform any work that affects the structural elements of the building or any building mechanical system. In performing any work, Tenant shall use, to the fullest extent feasible, materials from sustainable sources.

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(iv)        All work shall be performed with union labor having the proper jurisdictional qualifications by contractors and subcontractors approved by Landlord.

(v)         All work to be performed by Tenant shall be done in a manner that will not interfere with or disturb other tenants and occupants of the building. No demolition or core drilling or welding shall be permitted between the hours of 7:00 a.m. and 6:00 p.m. on Mondays through Fridays.

(vi)        All alterations or other work and installations in and for the demised premises, which shall be consented to by Landlord as provided herein, including without limitation, alterations and other work in connection with preparing the demised premises for Tenant’s occupancy thereof, if any, and any further changes in or additions to the demised premises after said initial work has been completed, shall, at Landlord’s option, be effected on Tenant’s behalf by Landlord, its agents or contractors, and Tenant shall pay to Landlord, as additional rent promptly when billed, all costs for such work, including labor, materials and general conditions, plus, for supervising and coordinating such work (regardless of whether Landlord, its agents or contractors perform such work), ten (10%) percent of the cost of such work (including general conditions) for overhead. In addition, Tenant shall reimburse Landlord for all out-of-pocket costs and expenses incurred by Landlord in reviewing Tenant’s plans and specifications in connection with any alteration to the demised premises. During the course of any alterations or other work requiring a permit from any governmental authority, Tenant shall cause its contractors to provide payment and performance bonds issued by a surety company having an AM Best’s rating satisfactory to Landlord and the following insurance, also issued by an insurance company satisfactory to Landlord: worker’s compensation and disability insurance covering all persons employed for such work; commercial general liability and property damage insurance naming the holder of any mortgage on the building, Landlord, its managing agent and its designees as additional insureds, with coverage of at least $5,000,000 combined single limit; builder’s risk insurance in an amount reasonably satisfactory to Landlord; and business automobile liability insurance for all owned, non-owned and hired vehicles with a $1,000,000 combined single limit.

(vii)       Tenant shall deliver to Landlord prior to commencing any alteration, certificates of the insurance required under clause (vi) above naming with respect to such insurance, except workers compensation and disability insurance, Landlord, its managing agent, its mortgagees and other designees with an insurable interest, as additional insureds, together with the declaration page of each such insurance policy and the endorsements thereto designating such persons or parties as additional insureds.

(viii)      Notwithstanding anything herein set forth to the contrary, within thirty (30) days after final completion of any alteration, Tenant shall deliver to the Landlord (a) final record drawings of the alteration including, as may be pertinent to the work performed, a reflected ceiling plan, mechanical and electrical drawings, partition plan and any other drawings which may be required to indicate accurately the layout and systems of the demised premises and (b) a summary by trade of the costs incurred in performing such work and such other records as Landlord may require to document such costs, all certified (if so requested by Landlord) by a reputable, independent certified public accountant. Tenant shall require its architect to load and maintain such record plans on a CADD system.

C.           In any case under this Article 8, or any other provision of this lease, where Landlord’s consent shall be required for the use or employment of any contractor, vendor or other supplier or labor or material, Tenant acknowledges and agrees that any such consent shall under no circumstances be deemed a warranty, assurance or guarantee that such contractor, vendor or supplier is qualified for the work or engagement for which Tenant is retaining such contractor, vendor or supplier, or that the work, services, or materials being provided shall be in compliance with Tenant’s plans and specifications or comply with law or that any work shall be performed in a workmanlike fashion free of any defect. Tenant specifically disclaims and waives any right, claim or cause of action against Landlord based upon any such contractor, vendor or supplier’s defective work, material or service or failure to perform any work in accordance with any agreement, law or professional standard. The provisions of this Article 8C shall be controlling whether or not any consent by Landlord to any such contractor, vendor or supplier contains any such or similar disclaimer or waiver of liability or any such contractor, vendor or supplier is related to Landlord or its managing agent.

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9.           LIENS

Prior to commencement of its work in the demised premises, Tenant shall (i) obtain and deliver to Landlord a written letter of authorization, in form reasonably satisfactory to Landlord’s counsel, signed by architects, engineers, designers and consultants to become involved in such work, which shall confirm that in the event such work is discontinued or abandoned any of their drawings or plans are to be removed from any filing with governmental authorities, on request of Landlord, in the event that said architect, engineer or designer thereafter no longer is providing services with respect to the demised premises and (ii) if requested by Landlord, obtain and deliver to Landlord, a payment and performance bond or other security in an amount and form satisfactory to Landlord. With respect to contractors, subcontractors, materialmen and laborers, and architects, engineers and designers, for all work or materials to be furnished to Tenant at the demised premises, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanics liens upon the demised premises or the building, after payments to the contractors, their subcontractors and vendors, Tenant’s architects, engineers, designers and consultants, subject to any then applicable provisions of the Lien law. Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the demised premises or the building, for work or materials claimed to have been furnished to Tenant, to be discharged of record within thirty (30) days after notice thereof. Breach of the obligation under the preceding sentence shall be deemed a material and substantial default by Tenant under this lease, and, notwithstanding any provision of Article 5 hereof, no further notice shall be required for Landlord to exercise any right or remedy provided herein or by law.

10.          REPAIRS

Tenant shall keep the demised premises clean and in good order and repair. Tenant shall take good care of the demised premises and the fixtures and appurtenances therein, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs when those are necessitated by the act, omission or negligence of Tenant or its agents, employees or invitees, or any alteration by Tenant or its agents, employees or invitees. The exterior walls of the building, the windows and the portions of all window sills outside same and areas above any hung ceiling are not part of the demised premises demised by this lease, and Landlord hereby reserves all rights to such parts of the building. Landlord shall replace, at the expense of Tenant, any plate glass and other glass damaged or broken from any cause whatsoever in and about the demised premises. Landlord may insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises for and in the name of Landlord. Bills for the premium therefor shall be rendered by Landlord to Tenant at such times as Landlord may elect and shall be due from and payable by Tenant when rendered and the amount thereof shall be deemed to be and paid as additional rent.

11.          DESTRUCTION

If the demised premises shall be partially damaged or rendered wholly untenantable by fire or other casualty and Landlord shall not elect to terminate this lease as provided below in this Article 11, the damage shall be repaired at the expense of Landlord, but without prejudice to the rights of subrogation, if any, of Landlord’s insurer. Landlord shall not be required to repair or restore any of Tenant’s property or any alteration or leasehold improvement made by or for Tenant at Tenant’s expense. Tenant shall give Landlord prompt notice of any damage or destruction to the demised premises. The rent shall abate in proportion to the portion of the demised premises not usable by Tenant. Landlord shall not be liable to Tenant for any delay in restoring the demised premises, Tenant’s sole remedy being the right to an abatement of rent, as above provided. If (i) the demised premises are rendered wholly untenantable by fire or other casualty and if Landlord shall decide not to restore the demised premises, (ii) the demised premises are rendered wholly untenantable by fire or other casualty during the last twenty-four (24) months of the term hereof or (iii) if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it (whether or not the demised premises have been damaged), Landlord may within ninety (90) days after such fire or other cause give written notice to Tenant of its election that the term of this lease shall automatically expire no less than ten (10) days after such notice is given. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.

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12.          END OF TERM

Tenant shall surrender the demised premises to Landlord at the expiration or sooner termination of this lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its property. Tenant agrees that any personal property remaining in the demised premises following the expiration of the term of this lease (or such earlier date as of which the term hereof may have been terminated) shall for all purposes be deemed conveyed to and to be the property of Landlord who shall be free to dispose of such property, at Tenant’s cost, in any manner Landlord deems desirable. Landlord may retain or assign any salvage or other residual value of such property. In consideration of Landlord’s disposing of such property, Tenant shall reimburse Landlord or pay to Landlord any cost that Landlord may incur in disposing of such property within ten (10) days after demand therefor. Tenant shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the demised premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Additionally, the parties recognize and agree that other damage to Landlord resulting from any failure by Tenant timely to surrender the demised premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the demised premises is not surrendered to Landlord within one (1) day after the expiration or sooner termination of the term of this lease, then Tenant will pay Landlord the following liquidated damages: (i) for the first month or portion thereof during which Tenant holds over in the demised premises after expiration or termination of the term of this lease, a sum equal to one and one-half (1½) times the average fixed annual rent and additional rent which were payable per month under this lease during the last six (6) months of the term thereof; and (ii) for any month or portion of a month after said first month, during which Tenant holds over in the demised premises after expiration or termination of the term of this lease, a sum equal to two (2) times the average fixed annual rent and additional rent which were payable per month under this lease during the last six (6) months of the term thereof. The aforesaid obligations shall survive the expiration or sooner termination of the term of this lease. Anything in this lease to the contrary notwithstanding, the acceptance of any rent shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an agreement expressly “providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor law of like import. Tenant expressly waives, for itself and for any person claiming through or under the Tenant, any rights which the Tenant or any such Person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which the Landlord may institute. Tenant’s obligations under this paragraph shall survive the expiration or sooner termination of the term of this lease. At any time during the term of this lease, Landlord may exhibit the demised premises to prospective purchasers, investors or mortgagees of Landlord’s interest therein. During the last year of the term of this lease, Landlord may exhibit the demised premises to prospective tenants.

13.          SUBORDINATION AND ESTOPPEL; ETC.

A.           T Tenant has been informed and understands that Landlord’s title arises out of and by virtue of a sublease (the “Sublease”) from Empire State Building Associates L.L.C., which entity’s title arises from a lease (the “Ground Lease”) with Empire State Land Associates L.L.C. of the land and the building of which the demised premises form a part, the current term of which Sublease expires on January 4, 2076). A copy of the Ground Lease and the Sublease may be examined at the office of Landlord at any time during regular business hours upon reasonable advance notice. This lease and Tenant’s rights hereunder are and shall be subject and subordinate to the Ground Lease, the Sublease and all other ground or underlying leases and subleases and to all mortgages, building loan agreements, leasehold mortgages, spreader and consolidation agreements and other similar documents and instruments (individually, a “Superior Interest” and collectively, “Superior Interests”), which may now or hereafter affect such leases or subleases or the real property of which the demised premises form a part and to all renewals, modifications, consolidations, replacements, extensions, assignments, spreaders, consolidations and refinancings thereof and to all advances made or hereafter made thereunder. This Article shall be self-operative and no further instrument of subordination shall be necessary. In confirmation of such subordination, Tenant shall within ten (10) days after written request execute any instrument in recordable form that Landlord or the holder of any Superior Interest may request. Tenant hereby appoints Landlord as Tenant’s irrevocable attorney-in-fact to execute any document of subordination on behalf of Tenant. The foregoing power of attorney is a power coupled with an interest and not revocable during the term of this lease. In the event that the Ground Lease, the Sublease or any other ground or underlying lease is terminated, or any mortgage foreclosed, this lease shall not terminate or be terminable by Tenant unless Tenant was specifically named in any termination or foreclosure judgment or final order for the purposes of terminating this lease or the interest of Tenant in the demised premises.

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B.           Any holder of a Superior Interest may elect that this lease shall have priority over such Superior Interest and, upon notification by such holder of a Superior Interest to Tenant, this lease shall be deemed to have priority over such Superior Interest, whether this lease is dated prior to or subsequent to the date of such Superior Interest. In the event that the Ground Lease, the Sublease or any other ground or underlying lease is terminated as aforesaid, or if the interests of Landlord under this lease are transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, or if the holder of any Superior Interest shall otherwise succeed to Landlord’s estate in the lease or the building, or the rights of Landlord under this lease, then Tenant will, notwithstanding anything to the contrary contained in paragraph A of this Article 13, at the option to be exercised in writing by the lessor under the Ground Lease or Sublease, the holder of any other Superior Interest or such purchaser, assignee or lessee, as the case may be, (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this lease on the Tenant’s part to be performed with the same force and effect as if said lessor, mortgagee or such purchaser, assignee or lessee, were the landlord originally named in this lease, or (ii) enter into a new lease with said lessor, mortgagee or such purchaser, assignee or lessee, as landlord, for the remaining term of this lease and otherwise on the same terms, conditions and rentals as herein provided. The foregoing provisions shall inure to the benefit of any such successor landlord, shall apply notwithstanding that, as a matter of law, this lease may terminate upon the termination of any Superior Interest, shall be self-operative upon any such request and no further instrument shall be required to give effect to said provisions; provided, however, that upon request of any such successor landlord, Tenant shall promptly execute and deliver, from time to time, any instrument in recordable form that any successor landlord may reasonably request to evidence and confirm the foregoing provisions of this paragraph, in form and content reasonably satisfactory to each such successor landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Upon such attornment, this lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the then executory terms of this lease except that such successor landlord shall not be: (a) liable for any previous act or omission or negligence of any prior landlord under this lease (including, without limitation, Landlord); (b) subject to any counterclaim, demand, defense, deficiency, credit or offset which Tenant might have against any prior landlord under this lease (including, without limitation, Landlord); (c) bound by any modification, amendment, cancellation or surrender of this lease or by any prepayment of more than one month’s rent or additional rent, unless such modification, cancellation, surrender or prepayment shall have been approved in writing by the successor landlord; (d) bound by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord under this lease (including, without limitation, Landlord), unless such payments have been received by the successor landlord; and (e) bound by any agreement of any landlord under the lease (including, without limitation, Landlord) with respect to the completion of any improvements affecting the demised premises, the building, the land or any part thereof or for the payment or reimbursement to Tenant of any contribution to the cost of the completion of any such improvements. Nothing contained herein will be deemed to impair any right, privilege or option of the holder of any Superior Interest.

C.           If the then current term of the Sublease or any other ground or other underlying lease to which this lease is subordinate shall expire prior to the date set forth herein for the expiration of this lease, then, unless (i) the term of the Sublease or such ground or other underlying lease, as the case may be, shall have been extended, which extension Landlord may arbitrarily decline to enter into, or (ii) the holder of any Superior Interest shall elect, in writing, to have Tenant attorn to it, the term of this lease shall expire on the date of the expiration of the Sublease, or such ground or other underlying lease to which this lease is subordinate, notwithstanding the later termination date herein above set forth. If the Sublease or any such ground or other underlying lease is renewed or if the holder of any Superior Interest shall elect, in writing, to have Tenant attorn to it, then the term of this lease shall expire as herein above set forth and, Tenant shall attorn to the holder of such Superior Interest on the terms and conditions set forth herein for attornment.

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D.           From time to time, Tenant, on ten (10) days’ prior written request by Landlord, time being of the essence, will deliver to Landlord and the holder of any Superior Interest a statement in writing (upon which any person to whom it is addressed or certified may rely) certifying that this lease is unmodified and is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and identifying the modifications) and the dates to which the rent and other charges have been paid, the amounts of fixed annual and additional rents, stating the date of expiration of the term hereof and whether any renewal option exists (and if so, the terms thereof), stating whether any defense or counterclaim to the payment of any rent exists, whether any allowance or work is due to Tenant from Landlord, stating whether or not the Landlord is in default in performance of any covenant, agreement or condition contained in this lease and, if so, specifying each such default of which Tenant may have knowledge, stating whether any bankruptcy case has been commenced with respect to Tenant, and containing such other information as the holder of any Superior Interest may request. Any such statement that contains language to the effect that such statement is not a waiver of rights or remedies for possible but unspecified defaults or with respect to defaults discovered subsequent to the delivery of the statement and/or that in the case of a conflict between such statement and this lease, that the terms of this lease control, shall not comply with Tenant’s obligations under this paragraph D. If Tenant shall fail to deliver such a statement within such ten (10) day period, Landlord is hereby appointed the true and lawful attorney-in-fact of Tenant, coupled with an interest, for the purpose of executing and delivering such statement on behalf of Tenant and the holder of any such Superior Interest may rely on any such certificate so executed and delivered. Nothing contained herein will be deemed to impair any right, privilege or option of the holder of any superior interest.

E.           If, in connection with obtaining, continuing or renewing financing or refinancing for the building and/or the land, the lender shall request reasonable modifications to this lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially and adversely increase the obligations of Tenant hereunder (except to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender with the granting of such additional time for such curing as may be required for such lender to get possession of the said building and/or land) or materially and adversely affect the leasehold interest hereby created or the rights of Tenant thereunder.

F.           If any act or omission by Landlord shall give Tenant the right, immediately or after the lapse of time, to cancel or terminate this lease or to claim a partial or total eviction, Tenant shall not exercise any such right until: (a) it shall have given written notice of such act or omission to each holder of any Superior Interest of which it has written notice, and (b) a reasonable period for remedying such act or omission shall have elapsed following such notice (which reasonable period shall be equal to the period to which Landlord would be entitled under this lease to effect such remedy, plus an additional thirty (30) day period), provided such holder or lessor shall, with reasonable diligence, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention.

14.          CONDEMNATION

A.           In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title (hereinafter referred to as the “date of taking”), and Tenant shall have no claim against Landlord or any condemning authority or entity for, or make any claim for, the value of any unexpired term of this lease, and the rent and additional rent shall be apportioned as of such date.

B.           In the event that any part of the demised premises shall be so condemned or taken, then this lease shall be and remain unaffected by such condemnation or taking, except that the rent and additional rent allocable to the part so taken shall be apportioned as of the date of taking, provided, however, that Tenant may elect to cancel this lease in the event more than twenty-five (25%) percent of the demised premises should be so condemned or taken, provided such notice of election is given by Tenant to Landlord not later than thirty (30) days after the date when title shall vest in the condemning authority. Landlord shall promptly give Tenant copies of any notice received from the condemning authority as to vesting. Upon the giving of such notice, this lease shall terminate on the thirtieth (30th) day following the date of such notice and the rent and additional rent shall be apportioned as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the demised premises, the rent and additional rent shall be diminished by an amount representing the part of said rent and additional rent properly applicable to the portion or portions of the demised premises which may be so condemned or taken. If as a result of the partial taking (and this lease continuing in force as to the part of the demised premises not so taken), any part of the demised premises not taken is damaged, Landlord agrees with reasonable promptness to commence the work necessary to restore the damaged portion to the condition existing immediately prior to the taking (subject to paragraph D of this Article), and prosecute the same with reasonable diligence to its completion. In the event Landlord and Tenant are unable to agree as to the amount by which the rent and additional rent shall be diminished, the matter shall be determined by arbitration in New York City.

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C.           Nothing herein provided shall preclude Tenant from appearing, claiming, proving and receiving in the condemnation proceeding, Tenant’s moving expenses, and the value of Tenant’s fixtures, or Tenant’s alterations, installations and improvements (to the extent, only, paid for by Tenant and not reimbursed by Landlord or by insurance), which do not become part of the building, or property of Landlord; or, in the case of temporary taking, so long as rent hereunder is paid to Landlord, Tenant may make a claim for rental value and damages to the demised premises (which are of a nature that Tenant is obligated hereunder to repair same) or damages to Tenant’s furniture and fixtures.

D.           In the event that only a part of the demised premises shall be so taken and Tenant shall not have elected to cancel this lease as above provided, the entire award for a partial taking shall be paid to Landlord, and Landlord, at Landlord’s own expense, shall to the extent of the net proceeds (after deducting reasonable expenses including attorneys’ and appraisers’ fees and any sums payable to the holder of a Superior Interest) of the award restore the unaffected part of the building to substantially the same condition and tenantability as existed prior to the taking.

E.           Until said unaffected portion is restored, Tenant shall be entitled to a proportionate abatement of rent for that portion of the demised premises which is being restored and is not usable until the completion of the restoration or until the said portion of the demised premises is used by Tenant, whichever occurs sooner. Said unaffected portion shall be restored within a reasonable time but not more than six (6) months after the taking; provided, however, if Landlord is delayed by strike, lockout, the elements, or other causes beyond Landlord’s control, the time for completion shall be extended for a period equivalent to the delay. Should Landlord fail to complete the restoration within the said six (6) months or the time as extended, Tenant may elect to cancel this lease and the term hereby granted provided such notice of election is given by Tenant to Landlord not later than thirty (30) days after the end of said six (6) months of time or the time as extended.

15.          REQUIREMENTS OF LAW

A.           (i)          Tenant at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the demised premises (each of the foregoing being sometimes hereinafter referred to as a “Law”), whether any such law, order or regulation is in effect on, or enacted or made effective after, the date hereof, whether contemplated or foreseen on the date hereof or not, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises or the use or occupancy thereof.

(ii)         If the building shall now or hereafter be subject to any law, order or regulation affecting its structural integrity; the physical condition of its façade, roof, parapets or other exterior part thereof; its life, fire, sprinkler or other safety systems; its mechanical, plumbing, electrical or ventilating systems; the accessibility of the building and its accouterments to the handicapped or disabled; or the regulation, containment, abatement, or removal of hazardous substances therein (including, without limitation, asbestos and asbestos containing materials) or any other installation, improvement or alteration, including, without limitation, compliance with New York City Local Law No. 5/73, Local Law 10/80, Local Law 16/84, Local Law 26/2004, Local Law 476, Local Law 564-A, Local Law 967-A, Local Law 973-A, Chapter 3 of Article 28 of the Administrative Code of the City of New York, the Americans with Disabilities Act of 1990, as amended, the New York Energy Conservation Construction Code, any energy conservation code and any laws respecting the conversion of the building to utilize submeters to measure electricity consumption, or any other law or regulation which requires Landlord to incur any obligation or expense to install, alter, make any addition to, improve or repair the building or any system thereof or any equipment or accouterment to any of the foregoing or install any new system, Tenant shall pay to Landlord during the term hereof in monthly installments simultaneously with each installment of fixed annual rent, as additional rent hereunder, commencing on the first day following Landlord’s notice or demand for payment thereof, an amount equal to the product that results from multiplying (a) the quotient that results from dividing (1) the aggregate expenses (including, without limitation, expenses for material and labor, architectural, legal, engineering and other professional fees, interest on and other costs incurred in connection with any loan to finance such alteration, addition, or improvement, and all related equipment and apparatus, and rents for leased tools and equipment) incurred from time to time by Landlord (either prior to or during the term hereof) for such alteration, addition, improvement or repair and not theretofore recovered by Landlord from tenants under lease provisions comparable to this paragraph A as of the date of Landlord’s demand for payment under this paragraph A, by (2) the remaining period over which each such item of expenses may be amortized (as determined by Landlord) expressed in months (not exceeding 120); by (b) the number of months remaining in the term of this lease; by (c) The Percentage (as defined in Article 2C, Tax Escalation). Tenant acknowledges that the amortization period of any constituent part of any such alteration or improvement may be different from the amortization period of any other constituent part and any item of expense may be amortized over a period different than any other item of expense, and, also, that expenses may be incurred at different times including during the term hereof. Landlord may, therefore, separately compute the payments due by Tenant pursuant to this paragraph taking into account the various amortization periods of such constituent parts and their individual costs and the times at which expenses are incurred and bill Tenant, taking each of those factors into account, billing separately for each component part. The monthly installments payable by Tenant on account of any such alteration, addition or improvement may vary depending on the various amortization periods selected by Landlord and costs of the constituent parts and by virtue of new or additional expenses being incurred from time to time. Tenant shall pay each such monthly amount as determined above in this paragraph A, as additional rent hereunder, over the term hereof until the earlier of the date that such expenses have been fully reimbursed to Landlord or the expiration of the term hereof.

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(iii)        Landlord may elect to perform, at Tenant’s sole cost and expense, all work to comply with any Law as required pursuant to the preceding paragraph, both structural and non-structural, including, without limitation, asbestos abatement and abatement of any other hazardous or toxic material that may become necessary due to Tenant’s particular manner of use or occupancy of the demised premises, or by reason of any Tenant installation, alteration, improvement or work and Tenant shall reimburse Landlord for the cost of performing structural repairs or alterations required by Tenant’s acts or omissions.

B.           Tenant shall require every person engaged by Tenant to clean any window in the demised premises from the outside, to use the equipment and safety devices required by Section 202 of the Labor Law and the rules of any governmental authority having or asserting jurisdiction.

C.           Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the demised premises and shall not use the demised premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this lease. If Tenant’s use of the demised premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. The fact that the demised premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

16.          CERTIFICATE OF OCCUPANCY

Tenant will at no time use or occupy the demised premises in violation of any certificate of occupancy issued for or statute governing the use of the building. The statement in this lease of the nature of the business to be conducted by Tenant shall not be deemed to constitute a representation or guaranty by Landlord that such use is lawful or permissible in the demised premises under the certificate of occupancy for the building or any such statute.

17.          POSSESSION

If Landlord shall be unable to give possession of the demised premises on the Commencement Date because of the retention of possession of any occupant thereof or any alteration or construction work, or for any other reason except as hereinafter provided, Landlord shall not be subject to any liability for such failure. In such event, this lease shall stay in full force and effect, without extension of its term. However, the rent hereunder shall not commence until the demised premises are available for possession by Tenant. If delay in possession is due to work, changes or decorations being made by or for Tenant, or is otherwise caused by Tenant, there shall be no rent abatement and the term and rent shall commence on the date(s) specified in this lease. If permission is given to Tenant to occupy the demised premises or other premises prior to the date specified as the commencement of the term, such occupancy shall be deemed to be pursuant to the terms of this lease, except that the parties shall separately agree as to the obligation of Tenant to pay rent for such occupancy. The provisions of this Article are intended to constitute an “express provision to the contrary” within the meaning of Section 223(a), New York Real Property Law. Landlord shall be deemed to have given and/or tendered possession of the demised premises to Tenant upon notifying Tenant that the demised premises are available for Tenant’s occupancy and, when applicable, that the keys or other means of entry to the demised premises may be obtained from Landlord at Landlord’s (or its agent’s) office in the building. Landlord hereby represents that the demised premises are currently vacant and are not subject to any other lease or other occupancy agreement.

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18.          QUIET ENJOYMENT

Landlord covenants that if Tenant pays the rent and additional rent and timely performs all of Tenant’s other obligations under this lease, Tenant may peaceably and quietly enjoy the demised premises, subject to the terms, covenants and conditions of this lease and to the Ground Lease, the Sublease and other Superior Interests.

19.          RIGHT OF ENTRY

Tenant shall permit Landlord to erect and maintain pipes and conduits in and through the demised premises. Landlord or its agents shall have the right: (a) to enter or pass through the demised premises at all times, by master key, by reasonable force or otherwise, (b) to examine the same, (c) to exhibit the space to prospective tenants, purchasers, investors and lenders (as heretofore provided), (d) to make such repairs, installations, improvements, alterations or additions to the building (whether or not the work to be performed is within the demised premises or for their benefit) or the demised premises, as may be required by law or as Landlord may deem necessary or, for any reason, desirable, (e) to take back an insubstantial portion of the demised premises as may be reasonably required for such repairs, installations, improvements, alterations or additions and (f) to take into and store within and upon the demised premises all material that may be used in connection with any such repair, installation, improvement, alteration or addition work. Such entry, storage, work or taking back a portion of the demised premises in connection with any such repair, installation, improvement, alteration or addition shall not constitute an eviction (whether actual or constructive) of Tenant in whole or in part or breach of the covenant of quiet enjoyment, shall not be grounds for any abatement of rent, and shall not impose any liability on Landlord to Tenant by reason of inconvenience or injury to Tenant’s business or to the demised premises. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets, or other public parts of the building, and to change the name or number by which the building is known.

20.          VAULT SPACE

Anything contained in any plan or blueprint to the contrary notwithstanding, no vault or other space not within the building property line is demised hereunder. Any use of such space by Tenant shall be deemed to be pursuant to a license, revocable at will by Landlord, without diminution of the rent payable hereunder. If Tenant shall use such vault space, any fees, taxes or charges made by any governmental authority for such space shall be paid by Tenant.

21.          INDEMNITY

Tenant shall defend, indemnify and hold harmless Landlord, its members and supervisor, managing agent, other agents, officers, directors, shareholders, partners, principals, employees and tenants in common (whether disclosed or undisclosed) (hereinafter collectively referred to as the “Landlord Parties”) from and against any and all claims, demands, liability, losses, damages, costs and expenses (including reasonable attorneys’ fees and disbursements) arising from or in connection with: (a) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations hereunder; (b) the use or occupancy or manner of use or occupancy of the demised premises by Tenant or any person claiming under or through Tenant; (c) any act, omission or negligence of Tenant or any of its subtenants, assignees or licensees or its or their partners, principals, directors, officers, agents, invitees, employees, guests, customers or contractors during the term hereof; (d) any accident, injury or damage occurring in or about the demised premises during the term hereof; (e) the performance by Tenant of any alteration or improvement to the demised premises, including, without limitation, Tenant’s failure to obtain any permit, authorization or license or failure to pay in full any contractor, subcontractor or materialmen performing work on such alteration; (f) mechanics lien filed, claimed or asserted in connection with any alteration or any other work, labor, services or materials done for or supplied to, or claimed to have been done for or supplied to, or claimed to have been done for or supplied to Tenant, or any person claiming through or under Tenant; and (g) any certification made by any architect or engineer retained by or on behalf of Tenant to any governmental authority (as well as any certification also executed or submitted by Landlord) in connection with any alteration or improvement to the demised premises. If any claim, action or proceeding is brought against any of the Landlord Parties for a matter covered by this indemnity, Tenant, upon notice from the indemnified person or entity, shall defend such claim, action or proceeding with counsel reasonably satisfactory to Landlord and the indemnified person or entity. The provisions of this Article shall survive the expiration or sooner termination of this lease.

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22.          LANDLORD’S LIABILITY

A.           If, by reason of (i) strike, (ii) labor troubles, (iii) governmental pre-emption in connection with a national emergency, (iv) any rule, order or regulation of any governmental agency, (v) intentionally deleted, (vi) conditions affected by, or actions (including, without limitation, any evacuation or closure of the building) taken by Landlord or others reasonably intended to assure the health, security or safety of the building or any person in response to, war, any act of terrorism or violence (even if not directed at the building or any occupant thereof), or other national, state or municipal emergency (whether or not officially proclaimed by any governmental authority), (vii) unavailability of power or any disruption of electrical or any other utility service, or (viii) any other cause beyond Landlord’s control, Landlord does not fulfill any obligation under this lease or shall be unable to supply any service which Landlord is obligated to supply, this lease and Tenant’s obligation to pay rent hereunder shall in no wise be affected, impaired or excused. As Landlord shall learn of the happening of any of the foregoing conditions, Landlord shall promptly notify Tenant of such event and, if ascertainable, its estimated duration, and will proceed promptly and diligently with the fulfillment of its obligations as soon as reasonably possible.

B.           This lease and the obligations of Tenant hereunder shall in no way be affected because Landlord is unable to fulfill any of its obligations or to supply any service (e.g., heat, electricity, air conditioning, cleaning (if Landlord is obligated hereunder to furnish any of the same), elevators, water), by reason of any of the causes set forth in paragraph A above. Landlord shall have the right, without incurring any liability to Tenant, to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the judgment of Landlord to the building or the demised premises, until such repairs, alterations or improvements shall have been completed. Neither Landlord nor any other Landlord Party shall be liable to Tenant or anyone else, for any loss or damage to person, property or business, unless due to the negligence of Landlord. Neither Landlord nor any other Landlord Party shall be liable for any damage to property of Tenant or of others entrusted to employees of the building nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling ceilings, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of said building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, including but not limited to the making or repairs and improvements, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in said building or caused by operations in construction of any private, public or quasi public work; nor shall Landlord be liable for any latent defect in the demised premises or in the building. Tenant shall give immediate notice to Landlord in case of fire or accidents in the demised premises or in the building or of defects therein or in any fixtures or equipment. TENANT AGREES TO LOOK SOLELY TO LANDLORD’S ESTATE AND INTEREST IN THE LAND AND BUILDING, OR THE LEASE OF THE BUILDING OR OF THE LAND AND BUILDING, AND THE DEMISED PREMISES, FOR THE SATISFACTION OF ANY RIGHT OR REMEDY OF TENANT FOR THE COLLECTION OF A JUDGMENT (OR OTHER JUDICIAL PROCESS) REQUIRING THE PAYMENT OF MONEY BY LANDLORD, IN THE EVENT OF ANY LIABILITY BY LANDLORD, AND NO OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF THE LANDLORD PARTIES (AS DEFINED IN ARTICLE 21 HEREOF) SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER ENFORCEMENT PROCEDURE FOR THE SATISFACTION OF TENANT’S REMEDIES UNDER OR WITH RESPECT TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, OR TENANT’S USE AND OCCUPANCY OF THE DEMISED PREMISES OR ANY OTHER LIABILITY OF LANDLORD TO TENANT (EXCEPT FOR GROSS NEGLIGENCE, IN WHICH CASE TENANT MAY ALSO LOOK TO THE PROCEEDS OF ANY INSURANCE CARRIED BY LANDLORD IF NOT PAYABLE UNDER INSURANCE TO BE MAINTAINED BY TENANT PURSUANT TO THE TERMS HEREOF). IN NO EVENT SHALL TENANT BE ENTITLED TO MAKE, NOR SHALL TENANT MAKE, ANY CLAIM, AND TENANT HEREBY WAIVES ANY CLAIM, FOR MONEY DAMAGES (NOR SHALL TENANT CLAIM ANY MONEY DAMAGES BY WAY OF SET-OFF, COUNTERCLAIM OR DEFENSE) BASED UPON ANY CLAIM OR ASSERTION BY TENANT THAT LANDLORD HAS UNREASONABLY WITHHELD, CONDITIONED OR DELAYED ITS CONSENT OR APPROVAL TO A PROPOSED ASSIGNMENT OR SUBLETTING AS PROVIDED FOR IN THIS LEASE (UNLESS LANDLORD’S FAILURE TO PROVIDE CONSENT IS DETERMINED TO BE MALICIOUS OR IN BAD FAITH). TENANT’S SOLE REMEDY SHALL BE AN ACTION OR PROCEEDING TO ENFORCE ANY SUCH PROVISION, OR FOR SPECIFIC PERFORMANCE, INJUNCTION OR DECLARATORY JUDGMENT.

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C.           LANDLORD AND ITS AGENTS ARE HEREBY RELEASED FROM AND SHALL NOT BE LIABLE FOR ANY DAMAGES TO PERSONS OR PROPERTY RESULTING FROM OR INCIDENTAL TO ANY CRIMINAL ACT OR TERRORIST ATTACK NOTWITHSTANDING ANY ACT OR OMISSION OF ANY ACCESS CONTROL OR SECURITY GUARD PERSONNEL THAT LANDLORD MAY FROM TIME TO TIME EMPLOY IN THE BUILDING TO CONTROL ACCESS TO THE BUILDING OR TO DETER UNLAWFUL ACTIVITY.

D.           Notwithstanding anything contained in this lease to the contrary, if as a result of any repair, alteration, addition or improvement to the building by or on behalf of Landlord, or the failure of Landlord to make any repair or to provide any service to the demised premises which Landlord is obligated to make or provide (as the case may be) under this lease (except if such failure is due to any of the causes set forth in subparagraph A(i) of this Article, or a failure by the public utility to provide such service to the building), Tenant and its employees cannot and do not use (except on an emergency basis) all or any portion of the demised premises for the normal conduct of its business, for a period of seven (7) consecutive Business Days, then Tenant shall be entitled to an abatement of all rent and additional rent for each day after such seven (7) Business Day period for such portion of the demised premises which cannot be used as set forth above.

23.          CONDITION OF PREMISES

A.           Tenant expressly acknowledges that it has inspected the demised premises and is fully familiar with the physical condition thereof. Tenant agrees to accept the demised premises in their “as is” condition. Tenant acknowledges that Landlord (i) has made no representation respecting the physical condition of the demised premises, including the existence or non-existence of any hazardous substances, any defects or other matters concerning their physical condition and (ii) shall have no obligation to do any work in and to the demised premises in order to make them suitable and ready for occupancy and use by Tenant.

B.           Notwithstanding anything contained herein to the contrary, Tenant has advised Landlord that it intends to install an IT closet in the demised premises. Landlord hereby approves such work in concept, provided that Tenant complies with the provisions of Article 8 and all other applicable provisions this lease in connection with such installation.

24.          SERVICES

A.           Landlord shall provide no services, except as specifically set forth in this lease (including Exhibit B hereto).

B.           Tenant acknowledges that it has been advised that the cleaning contractor for the building may be a subdivision or affiliate of Landlord. Tenant agrees to employ said contractor or such other contractor as Landlord may from time to time designate for any waxing, polishing and other maintenance work in or to the demised premises and Tenant’s furniture, fixtures and equipment, provided that the prices charged by said contractor are comparable to the prices charged by other contractors for the same work. Tenant agrees that under no circumstances shall it employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purposes without Landlord’s prior written consent. If Landlord and Tenant cannot agree on whether the prices being charged by the contractor designated by the Landlord are comparable to those charged by other contractors, Landlord or Tenant may submit such dispute to binding arbitration pursuant to Article 41 hereof. While such dispute is pending resolution, Tenant shall pay the charges billed by Landlord or its approved cleaning contractor, as the case may be. Landlord shall not be obligated to provide cleaning services in excess of the specifications set forth in Exhibit B annexed hereto and made part hereof.

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C.           (i)          Landlord agrees to install, at its own cost and expense, all equipment necessary to make available to Tenant the building chilled water and warm water circulating system (summer cooling and winter ventilation).

(ii)         Tenant agrees that necessary work for the installation of any such equipment or facilities and the repair and maintenance thereof may be performed by Landlord during regular working hours without diminution or abatement of rent and without liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the performance of said work. Landlord shall use reasonable efforts to perform such work in a manner that minimizes any interference with Tenant’s business operations in the demised premises; it being understood and agreed, however, that any such work may be effected on Business Days during Business Hours, and nothing contained herein shall require Landlord to employ overtime labor.

(iii)        The entire installation and all equipment and facilities at any time forming a part thereof shall be and at all times remain the property of Landlord. Any change, alteration, addition or extension of any of said equipment or facilities shall be performed by Landlord at Tenant’s expense. Tenant shall under no circumstances make any change, alteration, addition or extension of any of said equipment or facilities, without Landlord’s prior written consent in each instance.

(iv)        Landlord agrees to operate and maintain said equipment and facilities, provided that all repairs, substitutions replacements caused by reason of the carelessness, omission, neglect or improper conduct of Tenant, its servants, employees, agents, visitors or licensees shall be made by Landlord at the expense of Tenant. All electric current used in the operation of said equipment servicing the demised premises and Tenant’s share of the electric current for the production of chilled water and its supply to the demised premises shall become the obligation of Tenant in accordance with the terms of Article 3 of this lease (except if and to the extent that the cost of such electric current is included in any additional rent or fee payable by Tenant hereunder).

25.          JURY WAIVER; DAMAGES

THE PARTIES HERETO HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF SUCH PARTIES AGAINST THE OTHER WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE DEMISED PREMISES, OR FOR THE ENFORCEMENT OF ANY REMEDY WHETHER PURSUANT TO STATUTE, IN CONTRACT OR TORT, AND IRRESPECTIVE OF THE NATURE OR BASIS OF THE CLAIM INCLUDING BREACH OF AN OBLIGATION TO MAKE ANY PAYMENT, FRAUD, DECEIT, MISREPRESENTATION OF FACT, FAILURE TO PERFORM ANY ACT, NEGLIGENCE, MISCONDUCT OF ANY NATURE OR VIOLATION OF STATUTE, RULE, REGULATION OR ORDINANCE. IF LANDLORD COMMENCES AGAINST TENANT ANY SUMMARY PROCEEDING OR OTHER ACTION TO RECOVER POSSESSION OF THE DEMISED PREMISES OR TO RECOVER ANY RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING OR ACTION (EXCEPT COMPULSORY COUNTERCLAIMS). NO DAMAGES SHALL BE AWARDED AND TENANT HEREBY WAIVES ANY CLAIM FOR DAMAGES (WHETHER ACTUAL, COMPENSATORY, CONSEQUENTIAL, SPECIAL OR PUNITIVE) IN ANY ACTION OR PROCEEDING (WHETHER JUDICIAL OR AN ARBITRATION) RELATING TO LANDLORD’S WITHHOLDING, DELAYING OR CONDITIONING ANY CONSENT OR APPROVAL OR THE REASONABLENESS OF ANY SUCH WITHHOLDING, DELAY OR CONDITION (UNLESS IT IS DETERMINED BY A COURT OF COMPETENT JURISDICTION THAT LANDLORD IN BAD FAITH OR WITH MALICIOUS CONDUCT), TENANT’S SOLE REMEDY THEREFOR BEING AN ACTION OR PROCEEDING FOR SPECIFIC PERFORMANCE, INJUNCTION OR DECLARATORY JUDGMENT.

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26.          NO WAIVER; CONSTRUCTIVE EVICTION; SURVIVAL OF OBLIGATIONS; ETC.

A.           Except as otherwise expressly provided in this lease, no act or omission of Landlord or its agents shall constitute an actual or constructive partial or total eviction or give rise to a right of Tenant to terminate this lease or receive an abatement of any portion of its rent, or to be relieved of any other obligation hereunder or to be compensated for any loss or injury suffered by it, except as otherwise explicitly set forth herein. No act or omission of Landlord or its agents shall constitute acceptance of a surrender of the demised premises, except a writing signed by Landlord. No employee of Landlord or Landlord’s agent shall have any power to accept the keys of the Demised Premises prior to the termination of the Lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the Demised Premises. Acceptance by Landlord of less than the rent herein provided shall at Landlord’s option be deemed on account of earliest rent remaining unpaid. No endorsement on any check, or letter accompanying rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this lease shall be effective, unless such waiver be in writing signed by Landlord. This lease contains the entire agreement between the parties, and no modification thereof shall be binding unless in writing and signed by the party concerned. Tenant shall comply with the rules and regulations set forth on Schedule A attached hereto and made a part hereof, and any reasonable modifications thereof or additions thereto. Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of any of the Rule or Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent and/or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach, and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided. This lease shall not be affected by nor shall Landlord in any way be liable for the closing, darkening or bricking up of windows in the demised premises, for any reason, including as the result of construction on any property of which the demised premises are not a part or by Landlord’s own acts.

B.           Any delay or failure of Landlord in billing or tendering any invoice or statement provided for in any provision of this lease, for all or any portion of any amount payable pursuant to this lease (whether denominated additional rent or otherwise), including, without limitation, any provision of Article 2 or Article 3 hereof (including, without limitation, any statement, invoice, bill, or notice of cost of living adjustment, operating expense escalation, tax escalation or fuel and/or rating adjustment), shall not constitute a waiver of or in any way impair (a) Landlord’s right to bill Tenant at any subsequent time (during or subsequent to the term of this lease), retroactively for the entire amount so unbilled (which previously unbilled amount shall be payable within ten (10) days after demand therefor), and to collect any such amount or (b) Tenant’s continued obligation to pay the same hereunder.

27.          OCCUPANCY AND USE BY TENANT; SIGNAGE

A.           Tenant acknowledges that its continued occupancy of the demised premises, and the regular conduct of its business therein, are of utmost importance to the Landlord in the renewal of other leases in the building, in the renting of vacant space in the building, in the provision, as applicable, of electricity, air conditioning, steam and other services to the tenants in the building, and in the maintenance of the character and quality of the tenants in the building. Tenant therefore covenants and agrees that it will occupy the entire demised premises (subject to the provisions of Article 4), and will conduct its business therein in the regular and usual manner, throughout the term of this lease. Tenant acknowledges that Landlord is executing this lease in reliance upon these covenants, and that these covenants are a material element of consideration inducing the Landlord to execute this lease. Tenant further agrees that if it vacates the demised premises or fails to so conduct its business therein, at any time during the term of this lease, without the prior written consent of the Landlord, then all rent and additional rent reserved in this lease from the date of such breach to the expiration date of this lease shall become immediately due and payable to Landlord.

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B.           The parties recognize and agree that the damage to Landlord resulting from any breach of the covenants in paragraph A above will be extremely substantial, will be far greater than the rent payable for the balance of the term of this lease, and will be impossible of accurate measurement. The parties therefore agree that in the event of a breach or threatened breach of the said covenants, in addition to all of Landlord’s other rights and remedies, at law or in equity or otherwise, Landlord shall have the right of injunction to preserve Tenant’s occupancy and use. The words “become vacant or deserted” as used elsewhere in this lease shall include Tenant’s failure to occupy or use as by this Article required.

C.           Tenant shall not obstruct or permit the obstruction of the light, halls, areas, roof, stairway or entrances to the building, and will not affix, erect or inscribe any signs, projections, awnings, signals or advertisements of any kind to any part of the demised premises including the inside or outside of the windows or doors thereof and will not paint the outside of the doors thereof or the inside or outside of the windows thereof unless and until the style, size, color, construction and location thereof have been approved in writing by Landlord. Landlord also reserves to itself the sole right to designate the person, firm or corporation which shall do the work of lettering and erecting of any and all signs to be affixed to the demised premises or the building.

D.           (i)          Notwithstanding anything contained in the lease to the contrary, it is understood and agreed that Landlord, at Tenant’s expense, may effect such work as is necessary to cause Tenant’s entrance door and entrance door signage on the demised premises, at Landlord’s sole discretion, to conform to the standards and specifications for entrance doors and entrance door signage as adopted by landlord from time to time (Landlord’s current standards are set forth in Exhibit C attached hereto and made a part hereof). Landlord may effect such work at any time after the execution and delivery of this lease. Tenant shall permit Landlord and its contractors (during Business Hours) such access as is necessary to perform such work.

(ii)         It is further understood and agreed that any approved signage shall conform to the standards and specifications for signage as may be adopted by landlord from time to time. In this regard, upon Landlord’s request, Tenant shall submit to Landlord for its prior written approval a proposal regarding the content of any such entrance door signage. Any changes to such approved entrance door sign shall be subject to Landlord’s prior approval and to Landlord’s then standard signage specifications.

E.           (i)          If Tenant shall install a wireless intranet, Internet, communications network or “Wi-Fi” network (any variation thereof) within the demised premises, such network (the “Network”) shall be for the use by and only by Tenant and its employees subject to the terms hereof. No antenna shall exceed one meter in size and shall, subject to the following provisions of this paragraph E, conform to all FCC specifications.

(ii)         Tenant shall not solicit, suffer, or permit other tenants or occupants of the building to use the Network or any other communications service, including, without limitation, any wired or wireless Internet service that passes through, is transmitted through, or emanates from the demised premises.

(iii)        Tenant agrees that Tenant’s communications equipment and the communications equipment of Tenant’s service providers and contractors retained to service the demised premises or installed in the building to service the demised premises including, without limitation, any antennas, switches, or other equipment (collectively, “Tenant’s Communications Equipment”) shall be of a type and, if applicable, a frequency that will not cause radio frequency, electromagnetic, or other interference to any other party or any equipment of any other party including, without limitation, Landlord, other tenants, or occupants of the building or any other party in violation of FCC specifications concerning radio frequency interference (hereinafter referred to as “RFI”). In the event that Tenant’s Communications Equipment causes or is believed to cause any such prohibited RFI, upon receipt of notice from Landlord of such interference, Tenant will take all steps necessary to correct and eliminate the interference. If the prohibited RFI is not eliminated within twenty-four (24) hours (or a shorter period if Landlord believes a shorter period to be appropriate) then, upon request from Landlord, Tenant shall shut down the Tenant’s Communications Equipment pending resolution of the interference, with the exception of intermittent testing upon prior notice to and with the approval of Landlord. No Network or Tenant’s Communication Equipment may be installed in any lobby, corridor, building common area or any other area not within the exclusive control of Tenant.

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(iv)        Tenant acknowledges that Landlord has granted and/or may grant lease rights, licenses, and other rights to various other tenants and occupants of the building and to telecommunications service providers.

F.           Tenant shall not exhibit, inscribe, paint or affix any sign, canopy, advertisement, notice or other lettering on any portion of the Building or outside of the demised premises without the prior written consent of Landlord in each instance. Tenant shall submit a plan of all signage or other lettering proposed to be exhibited, inscribed, painted or affixed within fifteen (15) days after the Commencement Date. If Tenant fails to submit a plan of all signage or other lettering proposed to be exhibited, inscribed, painted or affixed within fifteen (15) days after the Commencement Date, Landlord shall install Building standard signage at Tenant’s sole cost and expense. If the proposed signage is acceptable to Landlord, Landlord shall approve such signage or other lettering by written notice to Tenant. All signage or other lettering which has been approved by Landlord shall thereafter be installed by Landlord at Tenant’s sole cost and expense. In the event Landlord requires payment in advance for the installation of any such signage or other lettering, no installation shall be commenced by Landlord until Landlord has received payment in full. Upon installation of any such signage or other lettering, such signage or lettering shall not be removed, changed or otherwise modified in any way without Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. The removal, change or modification of any signage or other lettering theretofore installed shall be performed solely by Landlord at Tenant’s sole cost and expense. Any signage, advertisement, notice or other lettering which shall be exhibited, inscribed, painted or affixed by or on behalf of Tenant in violation of the provisions of this paragraph F may be removed by Landlord and the cost of any such removal shall be paid by Tenant as additional rent.

28.          NOTICES

Except as otherwise expressly provided in this lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this lease shall be deemed sufficiently given or rendered if in writing, sent by registered or certified mail (return receipt requested) or by nationally recognized overnight courier addressed as follows or to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the others in accordance with the provisions of this Article 28 (provided, however, that any such communications from Landlord to Tenant may also be delivered personally at the demised premises):

If to Landlord:	Empire State Building Company L.L.C.
350 Fifth Avenue, Third Floor
New York, New York 10118
Attn: General Manager

with copies to:	Malkin Holdings LLC
60 East 42nd Street
New York, New York 10165
Attn: Fred Posniak, Senior Asset Supervisor

and

If to Tenant prior to the
Commencement Date:	Helios and Matheson Information Technology Inc.
200 Park Avenue South
New York, New York 10003

If to Tenant following the
Commencement Date:	Helios and Matheson Information Technology Inc.
350 Fifth Avenue, Suite 7520
New York, New York 10118

or at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant’s vacating, deserting, abandoning or surrendering the demised premises. Notwithstanding anything contained herein to the contrary, Tenant hereby acknowledges and agrees that any such bill, statement, demand, notice, request or other communication may be given by Landlord’s agent on behalf of Landlord. Any such bill, statement, demand, notice, request or other communication shall be deemed to have been rendered or given (i) from Landlord to Tenant, at the time of delivery or mailing and (ii) from Tenant to Landlord, when received. Notwithstanding anything contained in this Article 28 to the contrary, bills and statements issued by Landlord may be sent by the method(s) set forth hereinabove, without copies to any other party. This notice provision has been specifically negotiated between the parties hereto.

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29.          WATER

Landlord shall provide water to Tenant for ordinary cleaning, sprinkler, lavatory and pantry uses. If Tenant uses water for other than such ordinary cleaning, sprinkler, lavatory and pantry uses, Landlord may install a water meter to measure Tenant's water consumption for all purposes and Tenant agrees to pay for the installation and maintenance thereof and for water consumed as shown on said meter. If water is made available to Tenant in the building or the demised premises through a meter which also supplies other premises, or without a meter, then Tenant shall pay to Landlord Tenant’s proportionate share thereof as determined by Landlord in its reasonable discretion.

30.          SPRINKLER SYSTEM

If there shall be a “sprinkler system” in the demised premises for any period during this lease, and if such sprinkler system is damaged by any act or omission of Tenant or its agents, employees, licensees or visitors, Tenant shall restore the system to good working condition at its own expense. Supplementing Article 15 hereof and not in lieu thereof, if the New York Board of Fire Underwriters, the New York Fire Insurance Exchange, the Insurance Services Office, any successor to any of them, any other organization hereafter performing any function of any of them, or any governmental authority requires the installation or any alteration to a sprinkler system by reason of Tenant’s occupancy or use of the demised premises, including any alteration necessary to obtain the full allowance for a sprinkler system in the fire insurance rate of Landlord, or for any other reason, Tenant shall make such installation or alteration promptly, and at its own expense.

31.          HEAT; AIR CONDITIONING; ETC.

A.           Landlord shall furnish heat to the demised premises during Business Hours on Business Days during the cold season in each year, and shall furnish air-conditioning to the demised premises during the same hours, from May 15 through September 15 of each year (when, in Landlord’s reasonable judgment, such heating or air-conditioning service, as the case may be, is required). Landlord shall cause the demised premises to be kept clean in accordance with the cleaning specifications set forth on Exhibit B annexed hereto and made part hereof, provided they are kept in order by Tenant. Landlord, its cleaning contractor and their employees shall have after-hours access to the demised premises and the use of Tenant’s light, power and water in the demised premises as may be reasonably required for the purpose of cleaning the demised premises. Landlord may remove Tenant’s extraordinary refuse from the building and Tenant shall pay the cost thereof. Tenant, at its expense, shall participate in Landlord’s recycling program for the building with respect to all recyclable waste generated in the demised premises (or if no such program then exists, then Tenant shall implement one for itself). If the elevators in the building are manually operated, Landlord may convert to automatic elevators at any time, without in any way affecting Tenant’s obligations hereunder.

B.           During the term of this lease, any air-conditioning equipment located in and/or servicing the demised premises shall be maintained, repaired and replaced as necessary by Landlord. All such equipment is and shall remain the property of Landlord. Tenant shall not abuse any such equipment, and Tenant shall reimburse Landlord upon demand for any damage to, or replacement of, such equipment caused by Tenant or any invitee of Tenant. This obligation shall survive the expiration or earlier termination of the term hereof.

C.           Notwithstanding the foregoing, Tenant shall be responsible for maintaining, repairing and replacing as necessary any Supplemental A/C Unit (as hereinafter defined) serving the demised premises. Additionally, in the event that there is a Supplemental A/C Unit in the demised premises on the date of this lease, then the electricity consumed by such unit shall be furnished on a submetering basis, in accordance with the applicable provisions of Article 3 of this lease. If any existing Supplemental A/C Unit is not already submetered, Landlord at its expense shall install a submeter, in a location designated by Landlord, to measure such electricity consumption by the Supplemental A/C Unit. However, in the event that such Supplemental A/C Unit is installed by or on behalf of Tenant (pursuant to the provisions of Article 8 hereof), then as part of such installation work, Tenant shall install such submeter, at Tenant’s expense, in a location designated by Landlord. If Tenant fails to promptly install such submeter, then Landlord shall do so, at Tenant’s expense (which shall be payable on demand as additional rent under this lease). The term “Supplemental A/C Unit” when used herein shall mean an air conditioning unit that provides air-conditioning service to the demised premise in excess of the air-conditioning service being provided by any building air-conditioning systems and equipment. Tenant shall be solely responsible for any maintaining any Supplemental A/C Unit and for making any necessary repairs or replacements thereto.

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D.           In no event shall Landlord be required to furnish air-conditioning during hours other than those expressly set forth in this Article. Notwithstanding the foregoing, Landlord shall provide after-hours air-conditioning services at Landlord’s then existing schedule of rates for after-hours air-conditioning for tenants in the building, provided that Tenant shall give notice to Landlord requesting such after-hours service prior to 3:00 P.M. in the case of after-hours service on weekdays and prior to 1:00 P.M. on Fridays in the case of after-hours service on weekends.

32.          SECURITY DEPOSIT

A.           Tenant has deposited with Landlord the sum of $78,520.00 as security for the performance by Tenant of the terms of this lease. Landlord may use any part of the security to satisfy any default of Tenant and any expenses arising from such default, including but not limited to any damages or rent deficiency before or after re-entry by Landlord. Tenant shall, upon demand, deposit with Landlord the full amount so used, in order that Landlord shall have the full security deposit on hand at all times during the term of this lease. If Tenant shall comply fully with the terms of this lease, the security shall be returned to Tenant after the date fixed as the end of this lease. In the event of a sale or lease of the building containing the premises, Landlord may transfer the security to the purchaser or tenant, and Landlord shall thereupon be released from all liability for the return of the security and Tenant shall look solely to such purchaser or tenant for the return thereof. This provision shall apply to every transfer or assignment of the security to a new Landlord. Tenant shall have no legal power to assign or encumber the security herein described. Landlord shall have no fiduciary obligation with respect to the security deposited hereunder, except as may be imposed by law.

B.           In lieu of the cash security deposit referred to in paragraph A hereof, upon the request of Landlord, Tenant shall deposit with Landlord an unconditional, irrevocable letter of credit issued or confirmed by a banking organization which is a member of the New York Clearinghouse Association (or any successor thereto) in the amount of such cash security deposit, which letter of credit may be presented at a branch located in New York County, substantially in the form of the letter of credit annexed hereto and made part hereof as Exhibit D, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease.

C.           If the security deposit is in the form of cash, Landlord may, in its sole discretion, hold such security in an interest-bearing savings account, in which case Tenant shall be entitled to the interest earned thereon annually, less the maximum administrative fee allowed by law to which Landlord shall be entitled under law. Tenant shall execute such documents (including, without limitation, a W-9 form) as Landlord may reasonably require to open such account or sub-account into which the security deposit shall be deposited.

D.           If the security deposit is in the form of a letter of credit, Tenant shall pay to Landlord, on demand and as additional rent hereunder, all fees and charges paid by Landlord to the bank issuing the letter of credit or any portion thereof in connection with the transfer of same to any future owner of the building. In the event of a default by Tenant of any of the terms, provisions or conditions of this lease, Landlord shall be permitted to draw down the entire amount of the letter of credit or any portion thereof and apply the proceeds (or a portion thereof in accordance with the terms and provisions hereinafter set forth). Landlord shall also have the right to draw down the entire amount of the letter of credit in the event that Landlord receives notice that the date of expiry of the letter of credit will not be extended by the issuing bank.

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E.           It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of fixed annual rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including, but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Neither the amount of the security deposit nor any portion thereof applied to cure any default or reimburse Landlord for any costs or damages shall be construed as liquidated damages or shall be deemed to limit any damages for which Landlord has a right to recover or otherwise to limit any right or remedy of Landlord at law or in equity. Tenant further covenants that it shall not assign or encumber or attempt to assign or encumber the monies (or the letter of credit) deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the security deposited (in cash or by letter of credit), Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be the amount herein above then required to be maintained as the security deposit, exclusive of accrued interest.

F.           If and so long as (i) Tenant has never been in default under this lease, and (ii) Tenant is not then in default under this lease, then the amount of security deposit required under this Article shall be reduced as follows: effective as of the first day of the tenth month of the third Lease Year, the amount of the security deposit required under this Article shall be reduced by $26,173.33 to a total of $52,346.67 (such date being the “Burn Down Date”), and Landlord shall promptly return such $26,173.33 to Tenant.

33.          RENT CONTROL

In the event the fixed annual rent or additional rent or any part thereof provided to be paid by Tenant under the provisions of this lease during the demised term shall become uncollectable or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, codes or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at anytime thereafter terminate this lease, by not less than thirty (30) days’ written notice to Tenant, on a date set forth in said notice, in which event this lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of the demised term. Landlord shall not have the right so to terminate this lease if Tenant within such period of thirty (30) days shall in writing lawfully agree that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals, and if such agreement by Tenant shall then be legally enforceable by Landlord.

34.          SHORING

Tenant shall permit any person authorized to make an excavation on land adjacent to the building containing the demised premises to do any work within the demised premises necessary to preserve the wall of the building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof.

35.          EFFECT OF CONVEYANCE; ETC.

If the building containing the demised premises shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder and the purchaser, transferee or tenant of the building shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the building assumes in writing such obligations and liabilities.

36.          RIGHTS OF SUCCESSORS AND ASSIGNS; PARTIAL INVALIDITY

This lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this lease shall be valid and be enforced to the fullest extent permitted by law.

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37.          CAPTIONS

The captions herein are inserted only for convenience, and are in no way to be construed as a part of this lease or as a limitation of the scope of any provision of this lease.

38.          LEASE SUBMISSION

A.           Landlord and Tenant agree that this lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until (i) Tenant has duly executed and delivered duplicate originals thereof to Landlord and tendered all sums and other documents due upon the execution hereof, and (ii) Landlord has executed and delivered one duplicate original of this lease to Tenant.

B.           If Tenant is a corporation, partnership, limited liability company or other form of organization or association, each individual executing this lease on behalf of Tenant hereby agrees that by executing this lease such individual represents and warrants to Landlord that Tenant is a duly formed and validly existing entity and that Tenant has full right and authority to execute and deliver this lease and that each person signing on behalf of Tenant is authorized to do so.

39.          ELEVATORS AND LOADING

A.           Except in the event of an emergency, Landlord shall provide passenger elevator service twenty-four (24) hours a day, seven (7) days a week. There shall be no major loading or unloading in the building between 8:00 a.m. and 6:00 p.m. or on any Saturday, Sunday or holiday. Tenant acknowledges it has been advised that the freight elevators servicing the building can be used from 8:00 a.m. to 6:00 p.m. on weekdays only for less than truck load deliveries which will not unreasonably interfere with use of the freight elevator by or on behalf of Landlord and the other tenants of the building.

B.           It is the intention of Landlord to maintain in the building, operatorless automatic control elevators. However, Landlord may, at its option, maintain in the building either manually operated elevators or operatorless automatic control elevators or part one and part the other, and Landlord shall have the right from time to time during said term, to change, in whole or in part, from one to the other without notice to Tenant and without in any way constituting an eviction of Tenant or affecting the obligations of Tenant hereunder or incurring any liability to Tenant hereunder.

40.          BROKERAGE

Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the demised premises other than Newmark & Company Real Estate, Inc., d/b/a Newmark Knight Frank and Crosstown Commercial Properties, LLC (collectively, the “Brokers”). Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone other than the Brokers with whom Tenant has dealt in connection with the demised premises or this lease. Landlord agrees to pay any commission or fee owing to the Brokers pursuant to separate agreements with them. Nothing in this Article 40 shall be construed to be a third party beneficiary contract.

41.          ARBITRATION

In each case specified in this lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other provisions of this lease) shall be in Manhattan in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this lease, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Except as specifically set forth in this lease, there shall be no right to arbitrate any dispute arising out of this lease and any other action or proceeding shall be adjudicated in the state or federal courts sitting in New York County, New York.

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42.          INSURANCE

The following requirements (collectively, the “Insurance Requirements”) shall be complied with by Tenant at all times during the term hereof:

A.           At all times during the term hereof, Tenant shall maintain, at Tenant’s expense, the following insurance coverage:

(i)          special form property insurance, including theft and, if applicable, boiler and machinery coverage, written at replacement cost value in an adequate amount to avoid coinsurance and a replacement cost endorsement insuring Tenant’s trade fixtures, furnishings, equipment and all items of personal property of Tenant and including property of Tenant’s customers or clients, as the case may be, located in the demised premises;

(ii)         commercial general liability insurance written on a per occurrence basis with a per occurrence limit of not less than $1,000,000 (with $2,000,000 in the aggregate and $10,000,000 in umbrella policy coverage) and with other limits reasonably satisfactory to Landlord;

(iii)        business interruption insurance covering risk of loss due to the occurrence of any of the hazards covered by the insurance to be maintained by Tenant described in paragraph A(i) with coverage in a face amount of not less than the aggregate amount, for a period of 12 months following the insured-against peril, of 100% of all fixed annual rent and additional rent to be paid by Tenant under this lease;

(iv)        worker’s compensation insurance and employer’s liability coverage in statutory limits, and New York State disability insurance as required by law, covering all employees; and

(v)         such other coverage as Landlord may reasonably require with respect to the demised premises, its use and occupancy and the conduct or operation of business therein.

Landlord may, from time to time, but not more frequently than once every year, adjust the minimum limits set forth above.

B.           All insurance policies to be maintained as set forth above (i) shall be issued by companies of recognized responsibility, licensed and admitted to do business in the State of New York, reasonably acceptable to Landlord, and maintaining a rating of A-/XII or better in Best’s Insurance Reports-Property-Casualty (or an equivalent rating in any successor index adopted by Best’s or its successor), (ii) shall provide that they may not be canceled or modified unless Landlord and all additional insureds and loss payees thereunder are given at least thirty (30) days prior written notice of such cancellation or modification, (iii) shall name, as additional insureds, Landlord, the managing agent of the building and any other person or entity whose name and address shall have been furnished to Tenant and (iv) shall be primary and non-contributory in all respects. All policies providing fire and extended coverage property insurance coverage pursuant to paragraph A(i) shall name Landlord as loss payee with respect to improvements and alterations, and shall name Tenant as loss payee with respect to Tenant’s property.

C.           Prior to the Commencement Date, Tenant shall deliver to Landlord binding certificates of insurance for the insurance coverage required by paragraph A and, if required by Landlord, copies of the declaration page of each policy and of the endorsements to such policies designating such persons or parties as additional insureds, providing for deductibles reasonably satisfactory to Landlord. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord certificates of renewal at least thirty (30) days before the expiration of any existing policy. If Tenant fails to procure or maintain any insurance required by this lease and to pay all premiums and charges therefor, Landlord may (but shall not be obligated to) procure and pay the same, and Tenant shall reimburse Landlord, within twenty (20) days after demand, for all such sums paid by Landlord. Any such payment shall not cure or waive any default by Tenant in the performance of its obligations hereunder, nor shall the foregoing right of Landlord to make such payment in any way limit, reduce, diminish or impair the rights of Landlord under the terms of this lease or at law or in equity arising as a result of any such default. Under no circumstances shall Landlord be obligated to advise Tenant of Tenant’s failure to procure or maintain any insurance required hereunder.

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D.           Tenant shall not carry separate or additional insurance, concurrent in form or contributing in the event of any loss or damage with any insurance required to be obtained by Tenant under this lease unless the parties required by paragraph B above to be named as additional insureds or loss payees thereunder are so named. Tenant may carry any insurance coverage required of it hereunder pursuant to blanket policies of insurance so long as the coverage afforded Landlord and the other additional insureds or loss payees thereunder, as the case may be, shall not be less than the coverage that would be provided by direct policies.

E.           Tenant agrees to include, if obtainable at no additional cost, in its fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of its lease of space in the building appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. But should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord or the other tenants shall agree to pay such additional premium.

F.           Tenant shall first seek recovery under its own insurance policy before proceeding against Landlord for any insured event. If there shall occur an event of loss that is (or would be) compensable under any insurance Tenant maintains or is required to maintain pursuant hereto, Tenant shall look to such insurance for compensation and shall not assert any claim therefor against Landlord, it being agreed further, that if Tenant shall fail to maintain any such insurance Landlord shall not be liable for damages to the extent the required insurance would have otherwise compensated Tenant therefor. Notwithstanding anything herein set forth to the contrary, the self-insured, deductible or retained risk not paid by any such insurance shall be borne exclusively by Tenant. Landlord’s failure to procure any insurance or advise Tenant of its failure to procure any insurance shall not reduce or mitigate Tenant’s obligations or liabilities to Landlord.

43.          CHANGE OF LOCATION

A.           Tenant covenants and agrees that Landlord shall have the absolute and unqualified right, upon notice to Tenant as prescribed by and given pursuant to paragraph B below, to designate as the demised premises and relocate Tenant to space (hereinafter referred to as “Substitute Space”) on any floor in the building that approximately corresponds to the area of the demised premises (irrespective of any change in definition pursuant to Article 49); provided, however, (a) the alterations, installations and finishes to the Substitute Space shall be as substantially similar as reasonably practicable to the alterations, installations and finishes to the demised premises then existing when Landlord’s first notice pursuant to paragraph B below is given and (b) Landlord shall move Tenant to the Substitute Space at Landlord’s cost. Tenant shall not be required to remove any alterations or installations from the demised premises in connection with any relocation pursuant to this Article 43. Notwithstanding such substitution of space, this lease and all the terms, provisions, covenants and conditions contained in this lease (including, without limitation, the obligation to pay fixed annual rent and all additional rent as heretofore set forth) shall remain and continue in full force and effect, except that the demised premises shall be and be deemed to be such Substitute Space, with the same force and effect as if the Substitute Space were originally specified in this lease as the demised premises hereunder. For the purposes of this paragraph, “Landlord’s cost” means and such cost is limited to the costs of physically moving Tenant’s furniture, fixtures, furnishings and other personal property to and installing Tenant’s telecommunications and computer systems in the Substitute Space.

B.           Landlord shall give Tenant at least three (3) months’ prior notice of Landlord’s intention to relocate Tenant pursuant to paragraph A above. Such notice shall specify and designate the Substitute Space and the approximate date that Tenant shall be required to relocate thereto. Landlord shall give Tenant a second notice at least ten (10) days prior to the date that the Substitute Space shall be available for Tenant’s occupancy (such notice to designate the date Tenant is to move to the Substitute Space) and Tenant, shall move to the Substitute Space upon the designated date set forth in such second notice (as such date may be adjourned at Landlord’s discretion, provided that Tenant shall be given not less than five (5) days’ notice of any adjourned date on which Tenant is to move). If Tenant fails to move to the Substitute Space at the expiration of the period designated in the second notice, Landlord may, as Tenant’s agent, remove Tenant from the demised premises to the Substitute Space. Failure of Tenant to move to the Substitute Space pursuant to this Article shall be deemed a substantial breach of this lease.

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C.           Tenant shall cooperate with Landlord in connection with designing and performing the interior alterations to the Substitute Space so that the alterations, installations and finishes thereto shall be as substantially similar to the alterations to the demised premises as are then in existence at the time that Landlord’s notice first referred to in paragraph B above is given as is reasonably practicable.

D.           Following such substitution of space (pursuant to this Article) if any, Landlord and Tenant shall, promptly at the request of either party, execute and deliver an agreement in recordable form specifying such substitution of space and the effective date thereof.

44.          LATE CHARGES

If Tenant shall fail to pay all or any part of any installment of fixed annual rent or additional rent or any other charge due hereunder for more than ten (10) days after the same shall have become due and payable, Tenant shall pay to Landlord, upon demand, as liquidated damages, three ($.03) cents for each dollar of the amount which shall not have been paid to Landlord within such ten (10) days after becoming due and payable. The amount not paid and for which such liquidated damages are being imposed shall be increased each month by all unpaid sums due under the first sentence of this Article 44 not paid within twenty (20) days after first accruing and the entire amount thereof (i.e., the original unpaid amount, the liquidated damages with respect thereto and all additional accrued and unpaid liquidated damages not timely paid), shall be subject to the charge under this Article 44 (so that, for example, if the monthly annual rent due hereunder were $1,000, the liquidated damages sum due under this Article 44 would be $40 [$.04 x $1,000] for the first month that such rent were not timely paid [$1,040 in total] and $81.60 if such non-payment continued beyond the fifth day of the second month [$1,040 (unpaid first month’s rent and liquidated damages) + $1,000 (second month’s rent) = $2,040. $2,040 x $.04 =$81.60], making the total due for such second month $2,121.60. If such sum were not paid, the following month the liquidated damages sum would be $124.86 [$2,121.60 + $1,000 = $3,121.60. $3,121.60 x $.04 = 124.86], making the total due for such third month $3,246.46 and so on and so forth). Tenant acknowledges that the payment of rent after the date when first due shall result in loss and injury to Landlord the exact amount of which is not susceptible of reasonable calculation and that the aforesaid amount of late charge represents a reasonable estimate of such losses and injury under the circumstances, especially after taking into account the grace period hereby afforded Tenant before such late charge is to be imposed. The sums payable pursuant to this Article 44 shall be without prejudice to any of Landlord’s rights and remedies hereunder at law and equity for non-payment or late payment of rent or other sums and in addition to any such rights and remedies, including the right to institute and prosecute a proceeding under Article 7 of the Real Property Actions and Proceedings Law. No failure by Landlord to insist upon the strict performance by Tenant of Tenant’s obligation to pay liquidated damages as provided in this Article shall constitute a waiver by Landlord of its right to enforce the provisions of this Article in any instance thereafter occurring. Landlord may, at its option, elect to apply such payment first to rent and then to late charges, notwithstanding any contrary direction of Tenant. The provisions of this Article 44 shall not be construed in any way to extend the grace periods or notice periods provided for elsewhere in this lease.

45.          ENVIRONMENTAL COMPLIANCE

A.           (i)          Tenant shall comply with all federal, state and local environmental protection and regulatory laws applicable to the demised premises.

(ii)         Tenant shall not use, generate, manufacture, store or dispose of any hazardous substance on, under or about the demised premises or the building nor transport any hazardous substance thereto. Tenant shall immediately advise the Landlord, in writing of any and all enforcement, clean-up, remediation, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable laws relating to any hazardous substances; and all claims made or threatened by any person (including a governmental authority) against the demised premises, Tenant or Landlord relating to any damage, injury, costs, remedial action or cost recovery compensation arising out of or due to the existence of any hazardous substance in or about the demised premises or the building.

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B.           Tenant shall defend, indemnify and hold Landlord harmless from and against all actions, causes of action, claims, lawsuits, administrative proceedings, hearings, judgments, awards, fines, penalties, costs (including legal, engineers’, experts’, investigatory and consulting fees), damages, remediation activities and clean-up costs, liens, and all other liabilities incurred by Landlord whenever incurred, arising out of any Tenant’s act or failure to act resulting in (i) the existence or presence (or alleged existence or presence) on or about the building of any hazardous substance or the release of any hazardous substance into the environment; (ii) any personal injury or property damage resulting from any hazardous substance in or about the building; (iii) the violation of any federal, state or municipal environmental protection or regulatory law; or (iv) the commencement or prosecution by any governmental authority or private person or entity of any judicial or administrative procedure arising out of any claims under any federal, state or municipal environmental protection or regulatory law or common law cause of action in which Landlord is named a party or in which it may intervene. The obligations of Tenant under this paragraph B shall survive the expiration or earlier termination of the term hereof.

C.           “Hazardous substance” means any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., as any of the foregoing may be amended or superseded; oil; petroleum product, derivative, compound or mixture; mineral, including asbestos; chemical; gas; medical waste; polychlorinated biphenyls (pcb’s); methane; radon; radioactive material; volatile hydrocarbons; or other material, whether naturally occurring, man-made or the by-product of any process, which is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety; or any other substance the existence of which on or at any property would be the basis for a claim for damages, clean-up costs or remediation costs, fine, penalty or lien under any federal, state or municipal environmental protection or regulatory law or applicable common law.

D.           Tenant shall cooperate with any effort by Landlord to obtain LEED, Green Globes, Energy Star (or similar) certification for the building. Notwithstanding anything heretofore set forth to the contrary, if Landlord shall, whether or not obligated to do so pursuant to any Law, prior to or during the term hereof, purchase or lease any item of capital equipment, make any capital improvement or incur any other expense designed to result in (a) savings or reductions in Expenses, (b) savings in the consumption of energy in the operation of the building, (c) reductions in pollutants, CO2 and other so-called greenhouse gases, the building’s carbon “footprint” and/or (d) creating a more environmentally sustainable building, notwithstanding that such expense was not required pursuant to any Law then the costs for such equipment and/or improvements and such other expenses (including, without limitation, permitting fees, consulting, legal, architectural and engineering fees and inspection fees), Tenant shall reimburse Landlord for the costs thereof as if such costs were incurred during the term hereof pursuant to Article 15 and the amounts of such reimbursement shall be calculated in the same way as prescribed for expenses to be reimbursed pursuant to the provisions of Article 15. Any expense to be reimbursed by Tenant under this Article shall not also be billed to Tenant under Article 15 and vice versa.

46.          LEASE FULLY NEGOTIATED

In construing this lease, it shall be deemed to be a document fully negotiated and drafted jointly by counsel to Landlord and counsel to Tenant and the authorship of any term or provision hereof shall not be deemed germane to its meaning. The existence or non-existence in any prior draft hereof of any term or provision whether included herein or not shall not be relevant to the establishment of the intent of the parties hereto or the meaning of any term or provision hereof and may not be used as evidence to establish any such intent or meaning.

47.          SMOKING RESTRICTIONS

There shall be no smoking, or use of pipes and other paraphernalia for such purposes, within the demised premises or the building.

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48.          ANTI-TERRORISM REQUIREMENTS

Tenant represents and warrants that, to the best of its knowledge: (i) neither Tenant nor any person, group or entity who owns any direct or indirect beneficial interest in Tenant or any of them, is listed on the list maintained by the United States Department of the Treasury, Office of Foreign Assets Control (commonly known as the OFAC List) or otherwise qualifies as a terrorist, Specially Designated National and Blocked Person or a person with whom business by a United States citizen or resident is prohibited (each a “Prohibited Person”); (ii) neither Tenant nor any person, group or entity who owns any direct or indirect beneficial interest in Tenant or any of them is in violation of any to anti-money laundering or anti-terrorism statute, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA PATRIOT Act), and the related regulations issued thereunder, including temporary regulations, and Executive Orders (including, without limitation, Executive Order 13224) issued in connection therewith, all as amended from time to time; and (iii) neither Tenant nor any person, group or entity who owns any direct or indirect interest in Tenant is acting on behalf of a Prohibited Person. Tenant shall indemnify and hold Landlord harmless from and against all claims, damages, losses, risks, liabilities and costs (including fines, penalties and legal costs) arising from any misrepresentation in this paragraph or Landlord’s reliance thereon. Tenant’s obligations under this paragraph shall survive the expiration or sooner termination of the term of this lease.

49.          CONDOMINIUM PROVISIONS

A.           Landlord reserves (and Tenant acknowledges that Landlord has) the right to convert (or join or acquiesce in the conversion of) the building or building project to condominium form of ownership (a “Conversion”) of which the demised premises may, in the sponsor and Landlord’s sole discretion, constitute all or a portion of a condominium unit (hereinafter referred to as the “Unit”). If the building is converted to condominium form of ownership, then this lease shall not be affected thereby and shall continue in full force and effect, except as follows:

(i)          Except as otherwise specifically set forth herein, references to the building or building project shall be deemed to be references to the Unit;

(ii)          Rents based upon increases in real estate taxes shall be payable upon the following terms:

(a)          The Percentage applicable to real estate taxes shall be recomputed as a decimal fraction carried to four places beyond the decimal point by dividing the rentable square foot area of the demised premises by the rentable square foot area of the Unit (as determined by Landlord in its reasonable judgment);

(b)          real estate taxes for the base tax year shall be recomputed by Landlord using its reasonable judgment to allocate to the Unit the real estate taxes as would have been allocated to the Unit for the base tax year had the condominium then been in existence and such amounts as Landlord shall have determined shall be deemed the real estate taxes for the base tax year; and

(c)          if any such conversion shall be effective on a date that is not the first day of a relevant comparative year, additional rent for increases in real estate taxes, as the case may be, shall be calculated for the periods before and following the effective date of such conversion according to the appropriate methodology for such period and accordingly prorated for each such period.

B.           Regardless of whether or not Tenant may have a sufficient interest in the building project pursuant to law to require its consent to the declaration of condominium, its bylaws, floor plans or other documents required to effect a Conversion (hereinafter referred to as “Condominium Documents”) and all applications and filings involved in the Conversion, Tenant does hereby specifically waive such rights, and if such rights cannot be waived, does hereby consent to such matters in advance, and to the Conversion itself to create a condominium form of ownership for the building (hereinafter referred to as a “Condominium”).

C.           In the event of a Conversion in which the demised premises are converted into one or more separately saleable units, Tenant does hereby agree in advance to attorn to any purchaser of any unit(s) which shall consist of the demised premises and recognizes such purchaser as landlord under the terms and provisions of this lease and no further consent of Tenant shall be required as long as the purchaser of any such unit(s) agrees in writing to honor the rights and obligations of Tenant hereunder.

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D.           This lease shall be subordinate to all Condominium Documents. Upon such Conversion, if the Condominium Documents provide for the performance of any obligations that would have been Landlord’s obligations under this lease, Landlord will cause the board of managers to perform such obligations, but in no event shall any rights or remedies of Tenant hereunder be diminished, conditioned or negated or its obligations increased by such operation of the Condominium Documents. It is expressly understood and agreed that the demised premises are intended to be a part of the Condominium, and to be subject to the Condominium Documents. Tenant agrees that the aforesaid subordination shall be self-operative without the need for any further action but Tenant shall execute and deliver such documents as Landlord may require to confirm or further effect such subordination. If the Condominium shall be formed, Tenant shall not perform any act, or fail to perform any act, if such performance or failure to perform would be a violation of, or cause Landlord to be in default under, any of the Condominium Documents. During the lease term, Tenant agrees to be bound by all of the terms contained in the Condominium Documents that pertain to an occupant of the Condominium Unit of which the demised premises form a part or of the common elements of such Condominium, except if and to the extent that compliance with such terms and obligations shall be Landlord’s obligation pursuant to one or more express provisions of this lease and in no event shall the Tenant be responsible for common charges or maintenance payments under the Condominium Documents, except as hereinabove provided. Tenant agrees to observe all of the rules and regulations of the Condominium and the board of managers of the Condominium and/or the Unit of which the demised premises form a part (each, a “Board”). Tenant expressly agrees that the applicable Board shall have the power to enforce against Tenant (and each and every immediate and remote assignee or subtenant of Tenant) the terms of the Condominium Documents, if the actions of Tenant (or such assignee or subtenant) shall be in breach of the Condominium Documents, to the extent that the same would entitle the applicable Board to enforce the terms of the Condominium Documents against Landlord.

E.           Notwithstanding anything to the contrary contained elsewhere in this lease, any provision of this lease that requires Landlord to “cause the Board” to provide services or perform any other act shall be deemed to require Landlord to use commercially reasonable efforts to cause the Board to do the same, and Landlord shall not be liable to Tenant for any failure in performance resulting from the failure in performance by the Board, and Landlord’s obligations hereunder are accordingly conditional where such obligations require such parallel performance by the Board, provided that Landlord shall, at Tenant’s cost and expense, expeditiously and diligently use commercially reasonable efforts to enforce such rights as Landlord may have against the Board under the Condominium Documents for the benefit of Tenant upon Tenant’s written request therefor (and to forward to the Board any notices or requests for consent as Tenant may reasonably request) but nothing herein shall require Landlord to institute any legal action or proceeding or arbitration to enforce the Board’s obligations. Landlord agrees that the Condominium declaration recorded for the Building shall obligate the Board to perform Landlord’s maintenance, repair and replacements obligations hereunder that relate to “common elements” or shall give the Landlord access and the privilege to perform the same.

50.          ADDITIONAL DEFINITIONS

The term “real estate taxes” shall, in addition to the items referred to in Article 2, include assessments, impositions and levies imposed by business special tax districts. “Business Days” shall mean all days, except Saturdays, Sundays, and all days celebrated as holidays under union contracts applicable to the building. “Business Hours” shall mean 8:00 a.m. to 6:00 p.m. on Business Days. The words “herein,” “hereof,” “hereto,” “hereunder” and similar words shall be interpreted as being references to this lease as a whole and not merely the clause, paragraph, Section or Article in which such word appears. The term “demised premises” is used interchangeably with the term “premises”. The words “shall” and “will” are interchangeable, each imposing a mandatory obligation upon the party to whom such verb applies. The words ““include” and “including” shall be interpreted to mean “including, without limitation.” The word “control” and the variations thereof used in this lease shall have the meanings ascribed to them under the Securities Act of 1933, as amended, and the regulations promulgated under it. Wherever appropriate in this lease, personal pronouns shall be deemed to include the other genders and the singular or plural of any defined term or other word shall, as the context may require, be deemed to include, as the case may be, either the singular or the plural. All Article and paragraph and subsection references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles, paragraphs and subsections of this lease. The rentable square foot area of the demised premises shall be calculated in accordance with the Recommended Method of Floor Measurement for Office Buildings of the Real Estate Board of New York, Inc. in effect as of the date hereof. Wherever herein Tenant is required to comply with laws, orders and regulations of any governmental authority having or asserting jurisdiction over the demised premises, such laws, orders and regulations shall include, as and where applicable to the demised premises: each Law referenced in Article 15 and Article 45 hereof, as each may be amended and any successor statutes of like or similar import. References to Landlord as having no liability to Tenant or being without liability to Tenant shall mean that, except as otherwise provided in this lease, Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant’s use or occupancy of the demised premises. Whenever in this Lease the word “default” is used with respect to any obligation to be performed by Tenant or whenever any right of Tenant shall be conditioned upon Tenant not then being in default, a default not continuing or a default not having occurred, it is agreed that the term “default” shall mean the failure to perform an obligation on or before first date such obligation was to have been performed whether or not such obligation is subsequently performed (including performance within any so-called cure or grace period) and whether or not any notice thereof had been given. The term “termination of this lease” or any variant thereof shall mean the “termination of the term of this lease”.

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51.          USE OF BUILDING NAME AND IMAGE

Tenant acknowledges and agrees that Landlord owns the name and image of the Empire State Building and the good will symbolized by such name and image. Tenant, therefore, shall not use or suffer the use by any affiliate, employee or agent of the name or image of the Empire State Building in any advertisement or other publication, irrespective of the medium or in any trademark, servicemark or trade name, without the prior written consent of Landlord in each instance. Breach of the terms of this paragraph shall be deemed to be a material default under this lease. Notwithstanding any other rights or remedies that may exist in law, Landlord shall be entitled to enforce the provisions of this paragraph by injunctive or other form of equitable relief. Tenant’s obligations and Landlord’s rights under this paragraph shall survive the expiration or sooner termination of the term hereof. Landlord hereby consents to Tenant’s use of only the name Empire State Building on Tenant’s website, business stationery and other business resources or materials, solely to identify its address, for only so long as Tenant is a tenant in the building and not in default of any material obligation on its part to be performed hereunder.

52.          APPLICABLE LAW

A.           This lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of New York. All actions or proceedings relating, directly or indirectly, to this lease shall be litigated only in courts located within the County of New York. Landlord and Tenant, any guarantor of the performance of Tenant’s obligations hereunder and their respective successors and assigns, hereby subject themselves to the jurisdiction of any state or federal court located with such county. Tenant hereby waives the right to raise any defense based upon inconvenient forum or make any plea or motion seeking to remove any case to another venue.

B.           This lease is a legally binding instrument.

53.          COUNTERPARTS

This lease may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one agreement binding on all of the parties hereto, notwithstanding that all parties shall not have executed the same counterparts. Facsimile and photocopy signatures on this lease shall have the same force and effect as originals.

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REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease as of the day and year first above written.

LANDLORD:
EMPIRE STATE BUILDING COMPANY L.L.C.
By: Newmark & Company Real Estate, Inc., d/b/a Newmark Knight Frank, as Agent

By:
William G. Cohen, Executive Vice President

TENANT:
HELIOS AND MATHESON INFORMATION
TECHNOLOGY INC.

By:
Print Name:
Print Title:

43

EXHIBIT A

to lease

between

Empire State Building Company L.L.C., Landlord

and

Helios and Matheson Information Technology Inc., Tenant

Diagram of Demised Premises

44

EXHIBIT B

to lease

between

Empire State Building Company L.L.C., Landlord

and

Helios and Matheson Information Technology Inc., Tenant

Cleaning Schedule

1.	General

All flooring swept nightly.

All carpeted areas and rugs carpet-swept nightly and vacuum cleaned weekly.

Wastepaper baskets and ashtrays emptied nightly (excluding kitchen and kitchenette areas and all so-called “wet” garbage) and damp dusted when necessary.

All baseboards, chair rails and trim dusted nightly.

All water fountains washed clean nightly.

Slopsink rooms cleaned nightly.

2.	High Dusting - Office Area

Perform high dusting, to the extent within arm’s reach, approximately once a month, including the following:

Dust all pictures, frames, charts, graphs and panel wall hangings not reached in nightly cleaning.

Dust all vertical surfaces such as walls, partitions, ventilating louvres and other surfaces not reached in nightly cleaning.

Dust all lighting fixtures (exterior only).

3.	Periodic Cleaning - Office Area

Damp wipe all interior metal as necessary.

Dust all door louvres and other ventilating louvres within reach weekly.

4.	Periodic Cleaning - Lavatories (other than Tenant’s private and executive lavatories)

Machine-scrub flooring when necessary.

Wash all partitions, tile walls and enamel surfaces monthly with proper disinfectant when necessary.

Dust exterior of lighting fixtures monthly.

5.	Windows

Clean outside windows, when necessary, approximately 2 times a year, weather and scaffold conditions permitting.

45

EXHIBIT C

to lease

between

Empire State Building Company L.L.C., Landlord

and

Helios and Matheson Information Technology Inc., Tenant

Entrance Door and Signage Specifications

46

EXHIBIT D

to lease

between

Empire State Building Company L.L.C., Landlord

and

Helios and Matheson Information Technology Inc., Tenant

Letter of Credit

47

Letter of Credit

[Letterhead of the Bank]

                 , 200__

Empire State Building Company L.L.C.

350 Fifth Avenue, Third Floor

New York, New York 10118

Irrevocable Letter of Credit No.

Gentlemen:

We hereby issue our Irrevocable Letter of Credit No. (“Letter of Credit”) in your favor, for the account of [name of Tenant] for the amount of [amount of security deposit], available from time to time on or after the date hereof and not later than the close of business on [insert a date which is not less than one year after the Commencement Date] or such later date through which this credit may be automatically extended and renewed as set forth below. Drawings under this Letter of Credit shall be by one or more sight drafts, in the form of Exhibit 1 hereto, presented at our office, bearing this Letter of Credit number and accompanied by the original of this Letter of Credit.

Partial drawings under this Letter of Credit are permitted. We shall, immediately after each presentation of this Letter of Credit, return the same to you, marking this Letter of Credit to show the amount paid by us and the date of such payment.

This Letter of Credit may be transferred or assigned one or more times without our consent and without cost to you upon presentation to us of (i) a duly completed transfer instruction in the form of Exhibit 2 to this Letter of Credit and (ii) the original of this Letter of Credit. No other documents or presentations shall be required by us in connection with any such transfer or assignment of this Letter of Credit.

WE HEREBY AGREE WITH EACH DRAWER, ENDORSER AND BONA FIDE HOLDER OF ANY DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT THAT SUCH DRAFT SHALL BE DULY HONORED ON DUE PRESENTATION TO US.

It is a condition of this Letter of Credit that it shall automatically be extended and renewed for additional periods of one year from the then current expiration date hereof. However, this Letter of Credit shall not be automatically extended and renewed if, at least forty-five (45) days prior to any such expiration date, we notify you in writing at your address set forth above (or in any transfer instruction, if applicable), by certified mail, return receipt requested, that we elect not to so extend and renew this Letter of Credit. In the event we shall have so notified you of our election not to so extend and renew this Letter of Credit, then the entire face or principal amount of this Letter of Credit (as the same may have been reduced as set forth above) may be drawn upon at any time during the ten (10) days immediately preceding the then current expiration date of this Letter of Credit upon the presentation by you of only a sight draft bearing this Letter of Credit number and the original of this Letter of Credit. This Letter of Credit, if automatically extended and renewed, shall continue as set forth herein, except that the expiration date hereof shall be the first anniversary of the then current expiration date of this Letter of Credit.

Subject to the last paragraph of this Letter of Credit, this Letter of Credit sets forth the full terms of our undertaking, and such undertaking shall not in any way be modified, amended or amplified by reference to any document, instrument or agreement referred to in this Letter of Credit or in which this Letter of Credit is referred to or to which this Letter of Credit relates; and any such reference shall not be deemed to incorporate herein the terms of any such referenced document, instrument or agreement.

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THIS LETTER OF CREDIT SHALL EXPIRE AT THE CLOSE OF BUSINESS ON [insert a date which is not less than one year and one month after the commencement date after the term of the lease] or such later date through which this Letter of Credit may be automatically extended and renewed as set forth above.

All drafts, documents, instructions and communications pertinent to this Letter of Credit must be presented to our office located at                 , New York, New York       , Attention: Letter of Credit Department, or at any other office in New York, New York which may be designated by our written notice delivered to you.

This Letter of Credit is issued subject to the Uniform Customs and Practice for Documentary Credits (1994 revision), International Chamber of Commerce Publication No. 500, and any amendments thereof. This Letter of Credit shall be deemed to be a contract made under the laws of the State of New York and shall, as to matters not governed by said Uniform Customs and Practice for Documentary Credits, be governed by and construed in accordance with the laws of said State.

Yours very truly,

[Name of Issuing Bank]

By:
Authorized Signature

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Exhibit 1 to Letter of Credit No.

DRAFT

Letter of Credit No.:

Date of Letter Credit:

Date of this Draft:

                 , 200

To the Order of

Pay                                 ($                ) Dollars at sight for value received under Letter of Credit No.

To:       [Insert name and address

of Issuing Bank]

This Draft is payable only at: [Insert name and address of Issuing Bank]

Empire State Building Company L.L.C.

By:
Title:

50

EXHIBIT 2 To Letter of Credit No.

               , 200

INSTRUCTION TO TRANSFER IN FULL

New York, New York

Attention: Letter of Credit Division

Re:           Your Irrevocable Letter of Credit No.

Gentlemen:

The undersigned beneficially irrevocably transfers all rights of the undersigned beneficiary to draw under the above Letter of Credit to:

(Name of Transferee)

(Address of Transferee)

By this transfer all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee.

The above Letter of Credit is returned herewith, and in accordance therewith we ask you to issue a new irrevocable Letter of Credit in favor of the above-named transferee in the amount of $______and with other provisions consistent with the above Letter of Credit.

Very truly yours,

[Bank]

By:

51

SCHEDULE A

RULES AND REGULATIONS

1.	No animals, birds, bicycles or vehicles shall be brought into or kept in the demised premises. The demised premises shall not be used for manufacturing or commercial repairing or for sale or display or merchandise or as a lodging place, or for any immoral or illegal purpose, nor shall the demised premises be used for a public stenographer or typist; barber or beauty shop; telephone, secretarial or messenger service; employment, travel or tourist agency; school or classroom; commercial document reproduction; or for any business other than specifically provided for in this lease. Tenant shall not cause or permit in the demised premises any disturbing noises which may interfere with occupants of the building or any neighboring building, any cooking or objectionable odors, or any nuisance of any kind, or any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the building are prohibited, and Tenant shall cooperate so as to prevent the same.

2.	The toilet rooms and other water apparatus shall not be used for any purposes other than those, for which they were constructed, and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein. Tenant shall not throw anything out of doors, windows or skylights or into hallways, stairways or elevators, nor place food or objects on outside windowsills. Tenant shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from the demised premises, nor shall skylights, windows, doors and transoms that reflect or admit light into the building be covered or obstructed in any way.

3.	Tenant shall not place a load upon any floor of the demised premises in excess of the load per square foot, which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes in the demised premises. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, only with Landlord’s consent and in settings approved by Landlord to control weight, vibration, noise and annoyance. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the building is prohibited. If the demised premises are on the ground floor of the building, Tenant, at its expense, shall keep the sidewalks and curb in front of the demised premises clean and free from ice, snow, dirt and rubbish.

4.	Tenant shall not move any heavy or bulky materials into or out of the building without Landlord’s prior written consent, and then only during such hours and in such manner as Landlord shall approve. If any material or equipment requires special handling, Tenant shall employ only persons holding a Master Rigger’s License to do such work, and all such work shall comply with all legal requirements. Landlord reserves the right to inspect all freight to be brought into the building, and to exclude any freight which violates any rule, regulation or other provision of this lease.

5.	No sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the building, without the prior written consent of Landlord. Landlord may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal. Interior signs on doors and directories shall be inscribed or affixed by Landlord at Tenant’s expense. Landlord shall control the color, size, style and location of all signs, advertisement and notices. No advertising of any kind by Tenant shall refer to the building, unless first approved in writing by Landlord.

6.	No article shall be fastened to, or holes drilled or nails or screws driven into, the ceilings, walls, doors or other portions of the demised premises, nor shall any part of the demised premises be painted, papered or otherwise covered, or in any way marked or broken, without the prior written consent of Landlord.

7.	No existing locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon any door or window by Tenant, without the prior written consent of Landlord. At the termination of this lease, Tenant shall deliver to Landlord all keys for any portion of the demised premises or building. Before leaving the demised premises at any time, Tenant shall close all windows and close and lock all doors.

8.	No Tenant shall purchase or obtain for use in the demised premises any spring water, ice, towels, food, bootblacking, barbering, or other such services furnished by any company or person not approved by Landlord. Any necessary exterminating work in the demised premises shall be done at Tenant’s expense, at such times, in such manner and by such company as Landlord shall require. Landlord reserves the right to exclude from the building, from 6:00 p.m. to 8:00 a.m., and at all hours on Saturday, Sunday and legal holidays, all persons who do not present a pass to the building signed by Landlord. If and so long as Tenant is not in default under this lease, upon request by Tenant, Landlord will make ID Badges available to Tenant’s employees, and such subtenants and licensees as are permitted under this lease, in accordance with the then standard building application process (it being understood and agreed that, simultaneously with Tenant’s request for such ID Badges, Tenant shall provide Landlord with all documents required in connection with Landlord’s then standard application process, including, without limitation, documents demonstrating the relationship of any such persons to Tenant). In no event shall Tenant request an ID Badge for any person who is not an employee of Tenant, or a subtenant or licensee permitted under this lease. Such ID Badges shall be revocable by Landlord at any time upon the occurrence of a default or the expiration or sooner termination of the term of this lease. Tenant acknowledges and agrees that it shall be responsible for the acts of all persons to whom ID Badges are issued at Tenant’s request. All persons issued an ID Badge must comply with Landlord’s then current building ID Badge Policy.

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9.	Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord’s consent or approval, Tenant agrees to pay Landlord as additional rent, on demand, an administrative fee equal to the sum of the reasonable fees of any architect, engineer or attorney employed by Landlord review said plan, agreement or document and Landlord’s administrative costs for same.

10.	The use in the demised premises of auxiliary heating devices, such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to produce space heating, is prohibited.

In case of any conflict or inconsistency between any provisions of this lease and any of the rules and regulations as originally or as hereafter adopted, the provisions of this lease shall control.

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